DIOMED HOLDINGS, INC.
                            One Dundee Park, Suite 5
                                Andover, MA 01810
                       -----------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER [27], 2006
                       -----------------------------------

      As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at a special meeting (the "Special Meeting") of stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at [9:00 a.m.], local time, on September [27], 2006, for the following purposes:

      1. To approve a transaction (the "Financing Transaction") involving the sale and issuance of approximately 1,736 shares of our proposed Series 2006 Preferred Stock (the "2006 Preferred Stock"), including the terms and provisions of the shares of 2006 Preferred Stock that are exchangeable for shares of our common stock, par value $0.001 per share, as set forth in the attached proxy statement, to certain institutional and other investors, including existing holders of the Company's preferred stock; and

      2. To approve an amendment to our Certificate of Incorporation to add a new class of 2006 Preferred Stock and to increase to 65,000,000 the Company's authorized number of shares of common stock to accommodate the Financing Transaction.

      In management's view, it is critical that our stockholders vote to approve both of these proposals. If they do not approve them, the Company is not likely to have sufficient working capital to operate its business and protect its investment in its intellectual property. Management also expects that the completion of the Financing Transaction will enable the Company to regain compliance with the continued listing criteria of the American Stock Exchange and therefore enable the common stock to continue to be listed for trading on the AMEX. The Company's board of directors recommends that you vote in favor of each of the proposals described in the attached proxy statement.

      Only stockholders of record at the close of business on August 15, 2006 will be entitled to receive notice of, and to vote, either in person or by proxy, at the Special Meeting and any adjournment or postponement thereof. The transfer books will not be closed.

      We hope you can attend the Special Meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, or use the telephone or Internet voting options provided in the proxy card, so that we may be assured of a quorum to transact business at the Special Meeting. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the Special Meeting. Your attention is directed to the attached proxy statement.

      If you plan to attend the Special Meeting, please note that this is a stockholders' meeting and attendance will be limited to stockholders of the Company or their qualified representatives. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date. A qualified representative of a stockholder must have identification as well as a properly executed proxy from the stockholder he or she is representing. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, OR USE THE TELEPHONE OR INTERNET VOTING OPTIONS, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. BY DOING SO, YOU MAY SAVE DIOMED HOLDINGS, INC. THE EXPENSE OF A SECOND MAILING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

     -----------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Financing Transaction, passed upon the fairness or the merits of the Financing Transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.


                                    By Order of the Board of Directors,

                                    /s/ David B. Swank

                                    Secretary

Andover, Massachusetts
August [__], 2006

                              DIOMED HOLDINGS, INC.
                            One Dundee Park, Suite 5
                                Andover, MA 01810

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
           TO BE HELD AT [9:00] AM LOCAL TIME ON SEPTEMBER [27], 2006


                               GENERAL INFORMATION

      A special meeting of stockholders (the "Special Meeting") of Diomed Holdings, Inc., a Delaware corporation (the "Company"), will be held on September [27], 2006, at the time and place and for the purposes set forth in the Notice of Special Meeting of Stockholders accompanying this proxy statement. This proxy statement is furnished in connection with the solicitation of proxies by our board of directors on behalf of the Company in connection with the Special Meeting and any continuation or adjournment thereof. We first distributed this proxy statement and the enclosed form of proxy to our stockholders on or about August [___], 2006.

      There are two matters scheduled for a vote at the special meeting: the approval of a transaction (the "Financing Transaction") involving the issuance and sale of our proposed Series 2006 Preferred Stock (the "2006 Preferred Stock") and the approval of a proposal to amend the Company's Certificate of Incorporation. The Financing Transaction involves the sale and issuance of (i)
870.4348 shares of the 2006 Preferred Stock, each share having a stated value of $11,500, which is exchangeable at $1.15 per share into an aggregate of 8,704,348 shares of our common stock, par value $0.001 per share, and (ii) 864.9999 shares of the 2006 Preferred Stock in exchange for all 3,975,000 currently outstanding shares of the Company's preferred stock, par value $0.001 per share, issued on September 30, 2005 (the "2005 Preferred Stock"), exchangeable at $1.15 per share into 8,649,999 shares of the Company's common stock. The amendment of the Company's Certificate of Incorporation will, among other things, add the 2006 Preferred Stock as a new class of our preferred stock and increase the Company's authorized number of shares of common stock to accommodate the conversion of the 2006 Preferred Stock issued in the Financing Transaction.

      Throughout this Proxy Statement, we refer to the shares of our proposed Series 2006 Preferred Stock as the "2006 Preferred Stock" and to the 2006 Preferred Stock, any Par Warrants that we may or may be required to issue and the common stock purchase warrants as the "Securities."

Vote Required

      To be approved, Proposal 1 must receive "For" votes from a majority of the shares of common stock and preferred stock present and entitled to vote at the Special Meeting, either in person or by proxy, voting together as a single class. If you select "Abstain" on your proxy card for Proposal 1, or if you attend the Special Meeting and abstain from voting, it will have the same effect as an "Against" vote.

      To be approved, Proposal 2 must receive "For" votes from at least a majority of the issued and outstanding common stock and preferred stock as of the record date. If you select "Abstain" on your proxy card for Proposal 2, or if you attend the Special Meeting and abstain from voting, it will have the same effect as an "Against" vote.

      If the stockholders do not approve both Proposal 1 and Proposal 2, we will be unable to complete the Financing Transaction and will not receive any proceeds from the Financing Transaction.

      If your shares are held by your broker as your nominee (that is, in street name), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker cannot vote your shares for either Proposal 1 or Proposal 2 at the Special Meeting.

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes and abstentions. Abstentions will be counted towards the vote total for each proposal and will have the same effect as "Against" votes. Preliminary voting results will be announced by the inspector of election at the Special Meeting and announced promptly following the Special Meeting in a press release. The final voting results will be published in a Current Report on Form 8-K.

      If the stockholders do not approve both of Proposal 1 and Proposal 2, we will not be able to complete the Financing Transaction and the Company will not receive any proceeds from the sale of the 2006 Preferred Stock. This could significantly harm our ability to achieve our business objectives and adversely affect the value of the Company. Any alternatives to the Financing Transaction might substantially diminish the value of our common stock and thus your investment in the Company. The inability to complete the Financing Transaction could also frustrate the Company's plan to regain compliance with the continue listing requirements of the AMEX.

Revocation of Proxies

      Any proxy given pursuant to this solicitation may be revoked by filing with, and the receipt by, the Secretary of the Company of a written revocation or duly executed proxy bearing a later date. Providing us with your proxy does not preclude you from voting in person at the Special Meeting. The persons named in the form of proxy solicited by the board of directors will vote all proxies that have been properly executed by stockholders of record and returned to the Company prior to the Special Meeting.

Voting Proxies

      If a stockholder specifies on its proxy a choice with respect to each proposal listed on the proxy card, the proxy will be voted in accordance with that specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR EACH PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the Proposals described herein, the persons named in the proxy also may vote in favor of a proposal to recess the Special Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Special Meeting.

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and submit each proxy card by mail, or use the telephone or Internet voting options, as described in the proxy card, to ensure that all of your shares are voted.

      Stockholders may revoke their proxies at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of three ways: (i) you may submit another properly completed proxy card with a later date; (ii) you may send a written notice that you are revoking your proxy to the Company's Secretary at One Dundee Park, Andover, MA 01810; or (iii) you may attend the Special Meeting and vote in person. Simply attending the Special Meeting without voting will not revoke your proxy.

Record Date

      Holders of record of our common stock and our preferred stock at the close of business on the record date, August 15, 2006, have the right to receive notice of and to vote at the Special Meeting. As of the record date, 19,448,728 shares of common stock and 3,975,000 shares of 2005 Preferred Stock were issued and outstanding and entitled to vote.

Voting Rights

      Each holder of record of common stock and each holder of preferred stock is entitled to one vote for each share held as of August 15, 2006, with respect to each matter to be voted upon at the Special Meeting.

      If at the close of business on August 15, 2006 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed proxy card to ensure your vote is counted.

      If at the close of business on August 15, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

      For each of the matters to be voted on, you may vote "For" or "Against" the proposal, or abstain from voting. The procedures for voting are fairly simple:

      o If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided, or use one of the telephone or Internet voting options described in the proxy card. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive.

      o If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail the proxy card, or use the telephone or Internet voting options, to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock and preferred stock are represented by stockholders present at the meeting or by proxy. On August 15, 2006, the record date, there were 19,448,728 shares of common stock and 3,975,000 shares of preferred stock outstanding and entitled to vote. As a result, at least 11,711,865 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Additional Information

      Please note that you can find additional information from various sources, including the web site maintained by the Securities and Exchange Commission (the "SEC") at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. In addition, all of our recent SEC filings are available at www.diomedinc.com.

Solicitation by the Board

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, electronically (by facsimile, e-mail or through the Internet), by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We will also request record holders of our common stock and preferred stock who are brokerage firms, banks, custodians, fiduciaries and other agents for the cost of forwarding proxy materials to beneficial owners of such shares and, upon request, will reimburse such record holders for the costs of forwarding the materials in accordance with customary charges. The solicitation of proxies will also be supplemented through the services of Innisfree M&A Incorporated, a proxy solicitation firm. Our proxy solicitor will receive a customary fee of $10,000, plus expenses, for its services to us.

                                TABLE OF CONTENTS

                                                                                  Page
Cautionary Statement Concerning Forward-Looking Information.....................  6

Cautionary Statement Concerning Representations and Warranties Contained
   in the Securities Purchase Agreement or in the Ancillary Agreements..........  6

Questions and Answers About This Proxy Material and Voting......................  7

Beneficial Ownership............................................................  10

Proposal 1

         Summary of Terms of the Financing Transaction..........................  13

         Changes in Capitalization Arising from the Sale and Issuance of the 2006 Preferred Stock.........................................  15

         Reasons for the Financing Transaction..................................  15

         Board Considerations for the Financing Transactions....................  16

         Anti-Dilution Provisions of the Anti-Dilution Securities...............  18

         Discussions and Deliberations of the Finance Committee.................  19

         Description of the 2006 Preferred Stock................................  21

         Description of the Transaction Documents...............................  23
                  Securities Purchase Agreement.................................  23
                  Form of Par Warrant...........................................  30
                  Registration Rights Agreement.................................  31
                  Placement Agent Agreement.....................................  33

         Interests of Directors and Executive Officers in Proposal 1............  34

         Required Vote..........................................................  34

         Board Recommendation...................................................  34

Proposal 2

         Proposed Amendment to Our Certificate of Incorporation.................  35

         Purpose of Amendment...................................................  36

         Effect of Amendment....................................................  37

         Required Vote..........................................................  38

         Board Recommendation...................................................  38

Appendix A:       Certificate of Amendment to the Certificate of Incorporation.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

      This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements appear in a number of places in this proxy statement and include statements regarding our intent, belief and current expectations with respect to, among other things, the expected completion and timing of the proposed transaction, the use of proceeds from the proposed transaction, and other information related to the transactions contemplated under the Securities Purchase Agreement and the ancillary agreements. The words "anticipate," "believe," "expect," "forecast," "guidance," "intend," "may," "plan," "project," "will" and other similar expressions generally identify forward-looking statements. While these forward-looking statements and the related assumptions are made in good faith and reflect our current judgment regarding the proposed transaction and the other transactions contemplated under the Securities Purchase Agreement and the ancillary agreements as well as the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect our results.

      We refer you to the "Risk Factors" on pages 23 through 38 of our annual report filed with the Securities and Exchange Commission on SEC Form 10-KSB/A for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to the commercialization of our current and future products and applications, and risks relating to our common stock and its market value



CAUTIONARY STATEMENT CONCERNING REPRESENTATIONS AND WARRANTIES CONTAINED IN THE
          SECURITIES PURCHASE AGREEMENT OR IN THE ANCILLARY AGREEMENTS

      You should not rely upon the representations and warranties in the Securities Purchase Agreement or in any of the ancillary agreements or the descriptions of such representations and warranties in this proxy statement as statements of factual information about the Company or the Investors. These representations and warranties were made only for purposes of the Securities Purchase Agreement and the ancillary agreements, were made solely to us or to the other parties to the Securities Purchase Agreement or the ancillary agreements as of the dates indicated therein and are subject to modification or qualification by other disclosures made by us in negotiating the terms of such agreements. The representations and warranties are reproduced and summarized in this proxy statement solely to provide information regarding the terms of such agreements and not to provide you with any other information regarding the Company or the Investors. Information about the Company can be found elsewhere in this proxy statement and in other public filings we make with the SEC. Information about the Investors can also be found elsewhere in this proxy statement.

                              DIOMED HOLDINGS, INC.
                            One Dundee Park, Suite 5
                                Andover, MA 01810

           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

      The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed transaction. These questions and answers may not address all questions that may be important to you as a stockholder of Diomed Holdings, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement. In this proxy statement, the terms "Diomed," "Company," "we," "our," "ours," and "us" refer to Diomed Holdings, Inc.

      Throughout this Proxy Statement, we refer to the shares of our proposed Series 2006 Preferred Stock as the "2006 Preferred Stock" and to the 2006 Preferred Stock, any Par Warrants that we may or may be required to issue and the common stock purchase warrants as the "Securities."

What am I being asked to vote on?

      We require working capital to operate our business and protect our intellectual property. To obtain $10,010,000 of capital, we have entered into agreements for a proposed financing, referred to as the "Financing Transaction." You are being asked to vote on a proposal that approves the Financing Transaction and a second proposal that will provide us with the authorized share capital to complete the Financing Transaction.

Why is the Company seeking stockholder approval for the Financing Transaction?

      For two reasons:

      o our common stock is currently listed on the AMEX, and the AMEX rules require stockholder approval for any issuance or sale of common stock, or securities convertible into common stock, that meets certain criteria, which are met in the Financing Transaction; and

      o under the Securities Purchase Agreement, we agreed to seek the stockholders' approval of the Financing Transaction at the Special Meeting.

What will happen to the Company if either or both Proposal 1 or Proposal 2 are not approved?

      If the stockholders do not approve both of Proposal 1 and Proposal 2, we will not be able to complete the Financing Transaction. We are not likely to have sufficient capital to operate and protect our intellectual property. This may well adversely affect the value of your shares. This will likely significantly harm our business and adversely affect the value of the Company and your shares. Management also expects that the completion of the Financing Transaction will enable the Company to regain compliance with the continued listing criteria of the AMEX and therefore enable the common stock to continue to be listed for trading on the AMEX. If the common stock ceases to be listed on the AMEX (or another trading market), then it is likely to be be more difficult for stockholders to liquidate their investment in the Company.

Will the Financing Transaction dilute our existing stockholders' percentage ownership of the Company?

      Our existing stockholders' percentage ownership in the Company will decrease if the Financing Transaction is completed. The percentage ownership of common stockholders will decrease from approximately 59.54% to approximately 40% following completion of the Financing Transaction. Despite this dilution, we will receive necessary working capital, aggregating approximately $10,010,000 (before financing expenses). The average price paid per share of underlying common stock by the Investors is $1.15. For more detailed information as to dilution, please refer to the table under "Changes in Capitalization Arising from the Sale and Issuance of the 2006 Preferred Stock" on page __ below.

How will the Financing Transaction impact the Company's AMEX listing?

      In the Financing Transaction, the holders of our outstanding preferred shares have agreed to surrender their shares in exchange for shares of the 2006 Preferred Stock. As a result of the exchange, substantially all of the investment in the outstanding preferred shares will be reclassified as stockholders' equity for accounting purposes, as will substantially all of the cash purchase price of the 2006 Preferred Stock. We expect that this will enable us to satisfy our plan submitted to the AMEX to increase our stockholders' equity in excess of the $4,000,000 minimum standard for continued listing required by the AMEX.

What liquidation preference and other rights will the holders of the 2006 Preferred Stock have?

      As a result of the Financing Transaction, the aggregate preference payable to the holders of our preferred stock will increase to approximately $24,000,000 from its existing level of approximately $12,000,000. Combined with our convertible notes outstanding in the aggregate principal amount of approximately $3,700,000, any sale or liquidation of our business would have to net at least $27,700,000 before our common stockholders participated in the proceeds.

      In addition to other rights, the holders of the 2006 Preferred Stock will have the right to approve future debt financings and future equity financings that are dilutive to those holders. These rights may make it difficult for us to raise additional equity financing.

What dividends will the Company pay to the holders of 2006 Preferred Stock?

      We will not pay any dividends on the 2006 Preferred Stock unless we complete a future financing transaction involving the issuance of common stock for less than $1.15 per share and certain other conditions are met. If dividends do become payable, they will begin to accrue at an annual rate of 15%.

Does the Company have the ability to consider and act on other financing proposals?

      Although we have agreed with the Investors that our Board will not withdraw or modify its recommendation for the Financing Transaction and that we would not initiate discussions of other financing proposals, we also reserved the right to negotiate and endorse financing proposals that contain better economic terms if we agree to pay the Investors a cash fee on consummation of an alternative financing proposal. The amount of the cash fee may substantially reduce the advantage of an alternative financing to us. For details regarding our rights and obligations in this respect, see "Description of the Transaction Documents - Securities Purchase Agreement - Consideration of Superior Alternative Financing Offers" below at page ___.

What warrants will the Company issue to the Investors?

      We will not issue warrants to purchase any shares of common stock to the Investors beyond the number of shares of common stock underlying the 2006 Preferred Stock. The terms of the Financing Transaction do contemplate that we will issue "Par Warrants" to the Investors, but these Par Warrants will only be issued instead of actual shares of common stock if and to the extent that the terms of the Financing Transaction limit an Investor from receiving shares due to the amount of shares beneficially owned by that Investor.

Will I receive any proceeds from the Financing Transaction?

      You will not receive any of the proceeds, or any other consideration, from the Financing Transaction. We are seeking your approval only so that we can sell to the Investors in the Financing Transaction the securities described above in return for an investment of $10,010,000 in cash by the Investors and the surrender by the existing holders of all 3,975,000 currently outstanding shares of the 2005 Preferred Stock.

Who are the investors in the Financing Transaction?

      The investors in the Financing Transaction are (i) 18 persons who currently own shares of 2005 Preferred Stock, (ii) three investors who currently hold 2005 Preferred Stock and are investing additional money in the Financing Transaction and (iii) 16 new investors who do not currently own shares of 2005 Preferred Stock (including two investors who are affiliated with one of our directors (investing a total of $1,500,000) and one investor who is affiliated with our co-placement agent in the Financing Transaction. The investors are institutional investors and individuals, all of whom are accredited investors.

How many votes are needed to approve each proposal?

      o To be approved, Proposal 1 must receive "For" votes from a majority of the shares present and entitled to vote at the Special Meeting, either in person or by proxy. If you select "Abstain" on your proxy card or you attend the meeting and abstain from voting, it will have the same effect as an "Against" vote.

      o To be approved, Proposal 2 must receive "For" votes from a majority of the shares outstanding on the record date. If you abstain from voting, it will have the same effect as an "Against" vote. Please note that our stockholders must approve both Proposal 1 and Proposal 2 to enable us to complete the Financing Transaction. If both Proposal 1 and Proposal 2 are not approved, we will not be able to complete the Financing Transaction on its terms and we therefore will receive no proceeds and the 2005 Preferred Stock will remain outstanding.

IF YOU HOLD YOUR SHARES THROUGH YOUR BROKER, YOUR BROKER MAY NOT VOTE FOR PROPOSAL 1 OR 2 WITHOUT YOUR WRITTEN AUTHORIZATION. IF YOU WISH TO VOTE "FOR" THE PROPOSALS, YOU MUST MARK, SIGN AND RETURN THE PROXY CARD SENT TO YOU.


  IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CALL INNISFREE M&A INCORPORATED, THE FIRM ASSISTING US IN THIS SOLICITATION,
     TOLL-FREE AT 888-750-5834 (U.S. AND CANADA) OR 00-800-7710-9970 (EU).

                              BENEFICIAL OWNERSHIP

      The following table sets forth beneficial ownership information as of August 15, 2006 for shares of our capital stock or rights to acquire shares of our capital stock exercisable within 60 days (and without giving effect to the Financing Transaction) beneficially owned by:

      o our chief executive officer and other executive officers whose salary and bonuses for 2005 exceeded $100,000 and whose annualized salary exceeds $100,000;

      o     each director;

      o     our directors and executive officers as a group; and

      o each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and other classes of voting stock.

      To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

                                       AMOUNT AND NATURE OF
NAME                                   BENEFICIAL OWNERSHIP       PERCENT OF CLASS (1)
----                                   --------------------       --------------------

Sidney Braginsky                          38,750      (2)                0.2%
Gary Brooks                               45,750      (3)                0.23%
A. Kim Campbell                           46,750      (4)                0.24%
Joseph Harris                             40,750      (5)                0.21%
Geoffrey Jenkins                         106,851      (6)                0.55%
Peter Klein                               51,850      (7)                0.27%
Edwin Snape                               47,750      (8)                0.25%
David Swank                              169,593      (9)                0.87%
James A. Wylie, Jr                       732,373     (10)                3.66%
Christopher Geberth                       46,502     (11)                0.24%
Cary Paulette                             87,919     (12)                0.45%
Kevin Stearn                              97,501     (13)                0.5%
John J. Welch                             82,501     (14)                0.42%
All officers and directors
   as a group (13 persons)             1,594,840                         8.09%

Beneficial Owners of More than 5% of the Company's Common Stock

Samuel Belzberg                        1,714,260     (15)                 8.8%
Zesiger Capital Group                  1,672,786     (16)                 8.6%
Galleon Healthcare Partners, L.P. and  1,134,000     (17)                 5.8%
   affiliates
Omicron Master Trust                   2,524,912     (18)                11.5%
ProMed Partners, L.P. and affiliates   2,120,401     (19)                10.3%
Gruber McBain and affiliates           1,403,100     (20)                 6.8%


(1) Calculated pursuant to Rule 13d-3 of the Rules and Regulations under the Exchange Act. Percentages shown for all officers and directors as a group are calculated on an aggregate basis and percentages shown for individuals are rounded to the nearest one-tenth of one percent. The mailing address for each of the directors and officers is c/o Diomed, Inc., One Dundee Park, Andover, MA 01810.

(2) Includes 38,750 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(3) Includes 3,000 shares held plus 42,750 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(4) Includes 46,750 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(5) Includes 2,000 shares held plus 38,750 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(6) Includes 6,600 shares held plus 100,251 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(7) Includes 9,100 shares held plus 42,750 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(8) Includes 9,000 shares held plus 38,750 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(9) Includes 15,000 shares held plus 154,593 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(10) Includes 165,961 shares held plus 566,412 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(11) Includes 4,000 shares held plus 42,502 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(12) Includes 87,919 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(13) Includes 97,501 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(14) Includes 82,501 shares of common stock issuable upon the exercise of stock options vested through 10/31/06.

(15) Includes 1,709,593 shares of common stock held by Gibralt US, Inc. and 4,667 shares issuable upon the exercise of fully vested stock options held by Mr. Belzberg. Mr. Belzberg is an affiliate of Gibralt Capital Corp. and Gibralt U.S. Inc., and therefore is deemed to beneficially own the securities it holds. Mr. Belzberg's address is c/o Gibralt Capital Corp., 1075 W Georgia Street, Suite 1075, Vancouver, BC V6E 3C9 Canada.

(16) Includes 1,672,786 shares of common stock as to which we believe Zesiger has sole dispositive power, as investment adviser for Zesiger clients, none of whom individually owns more than 5% of the common stock. Zesiger's address is 320 Park Avenue, 30th Floor, New York, NY 10022.

(17) Includes 1,134,000 shares of common stock held. Galleon's address is 135 E 57th Street, 16th Floor, New York, NY 10022.

(18) Includes 965,940 shares underlying convertible debentures plus 1,558,972 shares of common stock underlying warrants. Omicron's address is 810 Seventh Ave., 39th Floor, New York, NY 10019.

(19) Includes 1,025,401 shares of common stock held, 775,000 shares of preferred stock held and 320,000 shares of common stock underlying warrants. Does not give effect to 9.9% limitations on ownership which restrict the exchange of preferred stock and exercise of warrants. ProMed's address is 230 Park Avenue, 9th Floor, New York, NY 10017.

(20) Includes 283,100 shares of common stock held, 800,000 shares of common stock underlying preferred stock held and 320,000 shares of common stock underlying warrants held. Does not give effect to 4.9% limitations on ownership which restrict the exchange of preferred stock and exercise of warrants. Gruber McBain's address is 50 Osgood Place, San Francisco, CA 94133.

                                   PROPOSAL 1

    APPROVAL OF THE SALE AND ISSUANCE OF $19,947,500 OF 2006 PREFERRED STOCK,
     INCLUDING THE TERMS AND PROVISIONS OF THE 2006 PREFERRED STOCK THAT IS EXCHANGEABLE FOR SHARES OF OUR COMMON STOCK, TO CERTAIN INSTITUTIONAL AND OTHER
          INVESTORS, INCLUDING EXISTING HOLDERS OF OUR PREFERRED STOCK

NOTE TO STOCKHOLDERS: IF YOU DO NOT APPROVE BOTH PROPOSAL 1 AND PROPOSAL 2, WE WILL NOT BE ABLE TO COMPLETE THE FINANCING TRANSACTION AND WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF THE SECURITIES. AS A RESULT, WE ARE NOT LIKELY TO HAVE SUFFICIENT WORKING CAPITAL TO OPERATE OUR BUSINESS AND TO PROTECT OUR INVESTMENT IN OUR INTELLECTUAL PROPERTY. MOREOVER, ANY ALTERNATIVES TO THE FINANCING TRANSACTION MIGHT SUBSTANTIALLY DIMINISH THE VALUE OF OUR COMMON STOCK AND THUS YOUR INVESTMENT IN US. WE URGE YOU TO VOTE "FOR" THIS PROPOSAL.

      The following is a summary of the terms of the Financing Transaction and the provisions of the Securities Purchase Agreement, the Certificate of Amendment, the Registration Rights Agreement, the form of Par Warrant (each as defined below) and other related documents and agreements (collectively, the "Transaction Documents"). The sale of the Securities has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Securities will be sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. None of the Securities or the common stock issuable upon conversion of the 2006 Preferred Stock or exercise of the Par Warrants may be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

      THIS SUMMARY OF THE TERMS OF THE FINANCING TRANSACTION IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE FINANCING TRANSACTION. IT IS NOT A SUBSTITUTE FOR REVIEWING THE APPENDIX AND THE OTHER TRANSACTION DOCUMENTS PREVIOUSLY FILED BY THE COMPANY WITH THE SEC. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THE SECURITIES PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

      THE FINANCING TRANSACTION IS DESCRIBED IN THIS PROXY STATEMENT FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES TO ANY PERSON.

Summary of Terms of the Financing Transaction

      On July 27, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with several accredited investors (the "Investors"), including (i) 18 Investors who currently own shares of the 2005 Preferred Stock, (ii) three Investors who currently hold 2005 Preferred Stock and are investing additional money in the Financing Transaction and (iii) 16 new Investors who do not currently own shares of 2005 Preferred Stock. If we complete the Financing Transaction, we will receive aggregate gross cash proceeds of $10,010,000 and we will extinguish all of our currently outstanding 2005 Preferred Stock. We filed a copy of the Securities Purchase Agreement with the SEC in our Current Report on SEC Form 8-K filed August 1, 2006. The rights, preferences and privileges of the holders of 2006 Preferred Stock are set forth in the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") annexed hereto as Appendix A.

      Pursuant to a registration rights agreement to be entered into between the Company and the Investors at the closing of the Financing Transaction, we will be obligated to register with the SEC the shares of common stock that are issuable upon conversion of the 2006 Preferred Stock and upon exercise of the Par Warrants. We filed a copy of the registration rights agreement with the SEC in our Current Report on SEC Form 8-K filed August 1, 2006.

      Each of Musket Research Associates, Inc. ("MRA") and Roth Capital Partners LLC ("RCP") acted as placement agent for the Financing Transaction. We filed copies of our agreements with MRA and RCP with the SEC in our Current Report on SEC Form 8-K filed August 1, 2006. Upon closing of the Financing Transaction, MRA and RCP will receive an aggregate cash fee of $610,600. MRA will also receive warrants to purchase 370,000 shares of our common stock, exercisable at $1.15 per share.

      If the stockholders approve the Financing Transaction and other closing conditions are met, we will hold the closing of the Financing Transaction as soon as practicable following the Special Meeting. Under the Securities Purchase Agreement, we will issue 870.4348 shares of 2006 Preferred Stock for cash and receive gross proceeds of $10,010,000. We will also issue 864.9999 shares of the 2006 Preferred Stock to the holders of the 2005 Preferred Stock, in exchange for all 3,975,000 currently outstanding shares of the 2005 Preferred Stock, which the holders will surrender to us for cancellation. Upon the consummation of the Financing Transaction, 1,735.4347 shares of the 2006 Preferred Stock will be outstanding, which will be convertible into a total of 17,354,347 shares of common stock (subject to anti-dilution provisions of the 2006 Preferred Stock).

      No holder of the 2006 Preferred Stock will have the right to exchange shares of the 2006 Preferred Stock for shares of common stock, nor will we have the right to require that a holder of the 2006 Preferred Stock receive shares of our common stock in exchange for the 2006 Preferred Stock, to the extent that an exchange results in the holders being issued shares of our common stock and thereby becoming the beneficial owner of more than 4.99%, or in the case of some Investors, more than 9.99%, of the then-issued and outstanding shares of our common stock, unless the holder elects to opt out of the benefit of this limitation. If an Investor's conversion of the 2006 Preferred Stock would cause the Investor to exceed this limitation, then we will issue warrants (the "Par Warrants") to the Investor, thereby entitling the Investor to acquire, at nominal cost, the number of shares of our common stock constituting the excess of the amount of shares issuable but for the agreed-upon limitation of ownership. This generally follows certain filing requirements under the Exchange Act. The Par Warrants are exercisable for $0.001 per share for a period of five years.

      The effective price per share of common stock in the Financing Transaction is $1.15. This effective price will trigger certain anti-dilution provisions of currently outstanding securities we previously issued (the "Anti-Dilution Securities"), which provide for adjustments to the effective price payable for shares of common stock upon the exercise of the Anti-Dilution Securities in the event that we complete a transaction at an effective price per share lower than the current effective price per share of the Anti-Dilution Securities.

      As part of the Securities Purchase Agreement, we agreed with the Investors, among other things, that we will permit an observer to attend board meetings, pursue the listing of the shares of common stock underlying the securities with the AMEX, permit the Investors to participate up to certain limits in future equity financings, limit our incurrences of debt and issuances of other equity financings, not pay cash dividends or redeem outstanding shares for cash and not take certain actions that could adversely affect the holders of the 2006 Preferred Stock.

Changes in Capitalization Arising from the Sale and Issuance of the 2006 Preferred Stock

      The following table sets forth, as of the record date, information regarding our common stock issued and outstanding on a fully diluted basis, both before and after giving effect to the Financing Transaction. When we refer to "a fully diluted basis," we assume conversion of the 2006 Preferred Stock, exercise of all outstanding stock options and warrants as of the record date, and the exchange of all outstanding 2005 Preferred Stock as of the record date, including the Anti-Dilution Securities.

                                                        Before          After
                                                       Financing      Financing
Description of Common Shares                          Transaction    Transaction
----------------------------                          -----------    -----------
Shares issued and outstanding                          19,448,728     19,448,728
Shares to be issued on conversion of
    convertible notes                                   1,620,961      3,227,826
Shares to be issued on exchange of 2005
    Preferred Stock                                     3,975,000           --
Shares to be issued on exchange of 2006
    Preferred Stock                                          --       17,354,347
Shares to be issued on exercise of stock
    options and non-investor warrants                   3,023,787      3,393,787
Shares to be issued on exercise of investor
    warrants                                            4,596,776      5,085,304
                                                       ----------     ----------

TOTAL                                                  32,665,252     48,509,992
                                                       ==========     ==========

      Of the 32,665,252 shares of our common stock that are issued and outstanding on a fully diluted basis as of the record date, the holders of those shares of common stock that are issued and outstanding on the record date hold approximately 59.54%. Of the 48,509,992 shares of our common stock that will be issued and outstanding on a fully diluted basis as of the completion of the Financing Transaction, the holders of those shares of common stock that are issued and outstanding on the record date will hold approximately 40.0%, a decrease of approximately 19.5 percentage points.

Reasons for the Financing Transaction

      The Company requires additional capital to pursue our strategic business objectives, particularly in light of the degree of competition in our marketplace. Certain of that competition is legitimate; we believe, however, that other forms of competition are unlawful, such as patent infringement. In the case of patent infringement, our Board believes that it is in the best interest of our stockholders to pursue our legal rights. Patent litigation is expensive and requires extensive and frequent funding. Therefore, after carefully considering potential financing and strategic alternatives, including alternate financing structures, the Board determined that the Financing Transaction would provide the greatest potential value for our stockholders, as well as provide the necessary capital to pursue our short-and long-term strategic goals, and was the best available transaction.

      Our principal business objective is to commercialize our EVLT(R) product line and we believe that we require additional capital to achieve that objective. We generated net revenues of $13,384,500, $19,048,751 and $10,651,396 for 2004, 2005 and the first six months of 2006, respectively. During those same periods, our losses from operations have been $9,813,238, $9,811,986 and $5,572,258. We ended the second quarter of 2006 with a cash and short term investment balance of approximately $7.0 million compared with a cash balance of approximately $9.0 million at the end of the first quarter of 2006. Net cash used in our operating activities in 2004, 2005 and the first six months of 2006 was $8,730,846, $8,856,793 and $5,176,073, respectively. We are bearing costs related to the protection of its intellectual property and to defend against claims of patent infringement from a competitor. These costs were $1,336,766, $2,684,188 and $1,385,463 in 2004, 2005 and the first six months of 2006.

      In addition, on June 1, 2006, we received notice from the American Stock Exchange (the "AMEX") that we were not in compliance with an AMEX listing standard that requires us to have at least $4,000,000 of stockholders' equity. Because our stockholders' equity does not include the 2005 Preferred Stock, we considered issuing shares of a new series of preferred stock that will be accounted for as stockholders' equity and to seek to have the holders of the existing mezzanine-level preferred stock issued in 2005 tender their shares of preferred stock in exchange for shares of the new series of preferred, having a limit on the overall amount of liquidated damages payable by the Company and precluding redemption by the holder for cash in the event of any circumstances beyond the Company's control. As a result, upon completion of the Financing Transaction, we expect that our balance sheet will show an increase in the $2,049,000 stockholders' equity that we had as of June 30, 2006, of approximately $18,000,000 less net losses incurred during the period from June 30, 2006 through the closing of the Financing Transaction. We further expect that the Financing Transaction will satisfy the concerns that the AMEX has raised.

      Taking into account the above factors and challenges, our management and Board of Directors, in consultation with our advisors, determined that the Financing Transaction would provide us with the amount of funds and overall terms and conditions better than any other strategic alternative available to us and was in the best interests of our stockholders. We will use the proceeds of the Financing Transaction primarily for general corporate and working capital purposes and have agreed that they will not be used to pay dividends, to increase executive compensation in certain ways, to invest in securities, to make investments not related to our business or to repay debt (other than in the ordinary course of business).

      If Proposal 1 and Proposal 2 are approved by our stockholders, we would be authorized to issue the securities contemplated by the Financing Transaction (the "Securities") and upon satisfaction of the other conditions to closing the Financing Transaction, we would receive $10,010,000 of gross cash proceeds upon the closing of the sale of the Securities (approximately $900,000 in net proceeds after deduction of expenses related to the Financing Transaction).

Board Considerations for the Financing Transaction

      In making its determination to approve the Financing Transaction, our Board of Directors (the "Board") consulted with our officers with respect to strategic and operational matters. The Board also consulted with its independent registered public accountants and counsel regarding various matters including the Securities Purchase Agreement and other Transaction Documents and the desire to have a majority of the proceeds of the Financing Transaction accounted for as stockholders' equity. The determination was the result of careful consideration by our Board of a number of potentially positive factors, including the Board's evaluation that the Financing Transaction will likely:

      o provide critical funding for our operations, to protect our intellectual property and to defend against patent infringement proceedings;

      o     strengthen our financial condition and reduce our financial risk;

      o encourage current and prospective customers and collaborators that we will develop and support our products and services;

      o reassure our employees of our continued viability and long-term prospects as a place to work;

      o     allow us to seek better terms from suppliers;

      o make our common stock more attractive to prospective investors for purchase on the open market;

      o strengthen our investor base with the addition of new institutional investors who will have significant stakes in our long-term success and will be motivated to provide the support and assistance to protect and enhance their investments; and

      o assist us in our efforts to maintain our listing on the AMEX by augmenting our stockholders' equity.

      The Board also noted that, in contrast to a sale of the Company or other alternatives, the Financing Transaction will permit our existing stockholders to continue to own shares of our common stock, thereby giving them the opportunity to share in any increase in value that we are able to create following the infusion of funds.

      In its review of the Financing Transaction, the Board also considered a number of potentially negative factors, including the following:

      o the risks and uncertainties of our ability to execute our strategic plan and to enhance stockholder value;

      o sales of shares of common stock pursuant to registration statements that we are obligated to file and maintain after the completion of the Financing Transaction could have an adverse affect on the market price of the common stock;

      o the issuance of the 2006 Preferred Stock for cash and for the exchange of the 2005 Preferred Stock for shares of the 2006 Preferred Stock will increase the aggregate liquidation preference held by the holders of our preferred shares, as a priority to any distribution to the holders of the common shares, doubling from approximately $12,000,000 to approximately $24,000,000 (as a result, if the Company were sold for proceeds of less than approximately $27,700,000, the holders of the 2006 Preferred Stock would be unlikely to exchange their shares and would be entitled to receive the first $24,000,000 of such proceeds available for distribution to equity holders after payment to the holders of approximately $3,700,000 principal amount of convertible notes currently outstanding, before the holders of our common stock participate in the proceeds);

      o the issuance of the 2006 Preferred Stock, the exchange of the 2005 Preferred Stock for the 2006 Preferred Stock and the antidilution adjustments that benefit the holders of our outstanding convertible notes and outstanding warrants as a result of the pricing of the 2006 Preferred Stock result in a reduction in the portion of our common equity owned by the current holders of our issued and outstanding common shares as of June 30, 2006 from 59.54% to 40.09%, or, approximately one-third;

      o the dilutive effect on our option holders, all of whom are officers or other employees of the Company or directors, consultants or others who perform services for us; and

      o the agreements that benefit the holders of the 2006 Preferred Stock will preclude us from seeking debt financing and may make it difficult for us to raise any additional equity financing; if at a later date we do seek additional financing, we may have to obtain the consent of the holders of the 2006 Preferred Stock and their consent may not be available at all or without providing them with significant additional consideration, some or all of which may be in the form of equity, which may be dilutive to the common stockholders.

      Acting through its Finance Committee, the Board conducted an overall analysis of the Financing Transaction in which it weighed the benefits and advantages against the risks and negative factors described above. Until reaching agreement on the term sheet for the Financing Transaction, our Board continued to consider alternatives to the Financing Transaction, including alternate financing structures, the sale of the Company or a merger with another entity. Our Board recognized that there can be no assurance that we would be able to achieve all or significantly all of each anticipated benefits or advantages in the Financing Transactions, or that we have identified and accurately assessed each risk and negative factor. However, the Board concluded that the potential benefits and advantages of the Financing Transaction significantly outweighed the risks and negative factors, principally because the proceeds would permit the Company to pursue its business plan, including protection of its intellectual property and defense of patent litigation.

      After taking into account these and other factors, the Finance Committee, acting on behalf of our Board, unanimously approved the issuance and sale of the 2006 Preferred Stock to the Investors.

Anti-Dilution Provisions of the Currently Outstanding Anti-Dilution Securities

      The terms of certain of the Company's currently outstanding Anti-Dilution Securities provide for adjustments to the effective price payable for shares of the common stock upon conversion or exercise of those Anti-Dilution Securities if the Company completes certain future transactions and the effective price per share of the common stock or common stock equivalents that are issued in the future transaction is less than the effective price per share under the terms of the Anti-Dilution Security. If approved by the Company's stockholders, the Financing, which has an effective price per share of common stock of $1.15, will constitute a dilutive transaction under the terms of the Anti-Dilution Securities.

      Accordingly, when we complete the Financing Transaction, antidilution provisions of Anti-Dilution Securities will result in the following adjustments:

      o the conversion price of the Debentures ($3.712 million principal amount currently outstanding) will be reduced from $2.29 per share of the common stock to $1.15 per share of the common stock which, when converted will result in an increase in the number of shares of common stock to be issued from 1,620,961 to 3,227,826;

      o the exercise price of the warrants to purchase shares of the common stock issued to the investors in the Company's financing transaction completed October 28, 2004 (the "2004 Warrants") will be reduced from $2.10 to $1.15 per share of the common stock;

      o the exercise price of the warrants to purchase shares of the common stock issued to the investors in the Company's financing transaction completed September 30, 2005 (the "2005 Warrants") will be reduced from $2.50 to $1.98 per share, and the number of shares of the common stock issuable upon exercise of the 2005 Warrants will increase from 1,800,000 to 2,272,000; and

      o the exercise price of certain warrants to purchase shares of the common stock issued to designees of the Company's former placement agent, Sunrise Securities Corp. (the "Sunrise Warrants"), will be reduced and the number of shares of common stock issuable upon exercise of these Sunrise Warrants will increase from 139,315 to 155,843 as follows:

            a. the exercise price of certain Sunrise Warrants will decrease from $2.32 to $1.77 per share, and the number of shares of common stock issuable upon exercise of these Sunrise Warrants will increase from 42,282 to 55,559;

            b. the exercise price of certain Sunrise Warrants will decrease from $1.93 to $1.50 per share, and the number of shares of common stock issuable upon exercise of these Sunrise Warrants will increase from 11,455 to 14,706; and

            c. the exercise price of certain Sunrise Warrants will decrease from $2.10 to $1.15 per share (no adjustments will impact the remaining Sunrise Warrants).

      The following table sets forth the numbers of shares of common stock currently underlying the Anti-Dilution Securities and the numbers of shares that will underlie the Anti-Dilution Securities giving effect to the antidilution provisions thereof assuming completion of the Financing Transaction:


                                           Number of
                                Current    Underlying        Net
                               Number of     Shares      Increase in
                               Underlying   Following    Underlying
Description of Anti-Dilution     Common    Antidilution    Common
Security                         Shares     Adjustment     Shares
--------------------------------------------------------------------

Debentures                      1,620,961     3,227,826    1,606,865
2005 Warrants                   1,800,000     2,272,000      472,000
Sunrise Warrants                  139,315       155,843       16,528
                                ---------  ------------  -----------

TOTAL                           3,560,276     5,655,669    2,095,393
                                =========  ============  ===========


Discussions and Deliberations of the Finance Committee

      At a special meeting held on April 7, 2006, our Board resolved to re-establish its Finance Committee, previously formed on August 16, 2005, and named Messrs. Wylie, Swank, Snape and Harris as the members of that committee, with Mr. Jenkins as an ex officio member. The Finance Committee was granted the authority to approve, negotiate and authorize our officers to enter into agreements for debt and equity financings, as well as to engage placement agents for those offerings. On April 26, 2006, at a regular meeting, our Board granted the Finance Committee the authority to approve, negotiate and enter into acquisition transactions, whether undertaken by us or proposed to us. During its meetings in April and May 2006, the Finance Committee met with financial advisors seeking engagements from us to explore a broad range of strategic alternatives, including the sale of a significant portion of the Company or its business and a sale of the entire Company as well. After reviewing its discussions, the Committee determined that the litigation in which we are currently involved made a determination of the value of the Company difficult. Moreover, since we believe that we will prevail in our efforts to protect our intellectual property and in our defense against claims of patent infringement, the Finance Committee therefore concluded that further discussions of strategic alternatives would be more productive after the litigations were complete or, possibly, as they progressed further. During June and July of 2006, the Finance Committee met seven times, at which meetings the Committee reviewed successive drafts of a term sheet for an equity financing (initially drafted by our placement agent, MRA) and also reviewed meetings and discussions held by our management requested by third parties to present various strategic alternative for our growth plans.

      In May 2006, we discussed a potential financing with Mr. David Musket, a principal of MRA, which we engaged in connection with our preferred stock offering in 2005. Mr. Musket proposed that we engage MRA to assist us in reviewing proposals for equity financing that we might receive. On June 12, we engaged MRA under an engagement agreement. A copy of our agreement with MRA is included with the Current Report on SEC Form 8-K we filed with the SEC on August 1, 2006.

      On June 12, 2006, MRA delivered to the Committee a term sheet based on discussions between MRA and SDS Capital Group SPC, Ltd. ("SDS"), under which SDS and other institutional investors would purchase between $7,000,000 and $10,000,000 of a new class of our preferred stock, exchangeable into shares of our common stock at a suggested price of $1.40 per share, together with warrants exercisable over a five-year period to acquire a number of shares of common stock equal to 40% of the shares of common stock into which the preferred shares were exchangeable. The proposal included a requirement that the preferred shares have a liquidation preference equal to 120% of the issue price, or effectively $1.68 per share of our common stock. In these negotiations, SDS represented that it was negotiating terms and conditions that would be satisfactory to it. We understood that we might be required to further negotiate the terms and conditions with the other Investors.

      The Finance Committee reviewed the correspondence received from the AMEX on June 1, 2006 in which the AMEX pointed out that our stockholders' equity was below the $4,000,000 threshold required by the rules of the AMEX for continued listing. The Finance Committee further considered modifications that we might propose to the holders of our 2005 Preferred Stock in order to eliminate certain covenants and permit the 2005 Preferred Stock to be reclassified for accounting purposes from the mezzanine level to stockholders' equity. At the same time, the Finance Committee reviewed and discussed the existing contractual rights of the holders of the 2005 Preferred Stock both to participate in the contemplated equity financing and to exchange their shares of the 2005 Preferred Stock for new securities that would be issued in the contemplated financing.

      The Finance Committee and MRA proceeded to negotiate with SDS with respect to the type of securities to be sold, for the elimination of the warrant feature and for securities that we would be able to account for as stockholders' equity. SDS responded on June 26, 2006 with a term sheet that offered preferred stock exchangeable into shares of our common stock at $1.15 per share and with no warrants to be purchased by investors in conjunction with their purchases of preferred stock. The liquidation value of the preferred shares would be 120% of the purchase price, or $1.38 per share, or $0.25 per share less than the prior proposal. The Finance Committee approved the final term sheet on June 28, 2006, and both we and SDS executed the term sheet on that date. While the Finance Committee was reviewing and negotiating the term sheet, on June 16, 2006 we engaged the services of RCP to act as financial advisor and co-placement agent in connection with the equity financing under consideration. We believed that it would be both advisable and expedient to approach existing stockholders that RCP had previously introduced to us and other investors in two previous financings with whom RCP had substantial prior relationships with a view to the exercise of contractual participation rights by those investors, as well as, subject to our consent, other persons who were not existing stockholders. A copy of our engagement agreement with RCP is included with the Current Report on SEC Form 8-K we filed with the SEC on August 1, 2006.

      While discussions regarding the term sheet were underway, we sent notices to the holders of our 2005 Preferred Stock as required by the agreements under which we issued those shares reminding the holders of their right to participate in additional equity financings. The notices requested that any investor that desired to receive additional information request that data from the Company. Ultimately, we received requests from 10 holders of the 2005 Preferred Stock, and three of those holders became Investors in the Financing Transaction and have agreed to subscribe for 131 shares of the 2006 Preferred Stock for an aggregate purchase price of $1,506,500. Similarly, to address rights held by the holders of the 2005 Preferred Stock to exchange their shares of that stock for shares of the 2006 Preferred Stock, the Finance Committee instructed that we contact, through MRA and RCP, the existing holders and determine whether they would be willing to exchange their shares. Ultimately all 18 of the existing holders so agreed and executed the Securities Purchase Agreement, subscribing for an aggregate of approximately 865 shares of the 2006 Preferred Stock that are exchangeable for 8,649,999 shares of our common stock.

      Because the terms of the term sheet and our understandings with SDS required a total capital raise of $10,010,000, the Finance Committee authorized us to respond to certain accredited investors who were not existing stockholders but were interested in becoming so. Mr. Snape, a member of the Finance Committee, is a partner of New England Partners ("NEP") and suggested that certain investment partnerships managed by NEP might desire to participate as investors in the Financing Transaction. Therefore, Mr. Snape recused himself from all meetings of the Finance Committee and did not participate in any of its discussions or deliberations. Ultimately, New England Capital, L.P., and Nexus Medical Partners II S.C.A., SICAR, both of which are managed by NEP and affiliates of NEP, agreed to purchase an aggregate of $1,500,000 of 2006 Preferred Stock on terms and conditions that were negotiated by other investors and their counsel, without initiating or participating in any negotiations with us.

      The Finance Committee met on July 26, 2006 and reviewed the drafts of the Securities Purchase Agreement, Certificate of Amendment, Par Warrant and Registration Rights Agreement that had been circulated in a form believed to be final. The members reviewed variances from the term sheet and discussed the terms of the documents and the conditions to be satisfied before completing the Financing Transaction, including the solicitation of the approval of the stockholders. For a discussion of the factors that the Board and the Finance Committee considered at this meeting and prior meetings, see "Board Considerations for the Financing Transaction," above, in this Proxy Statement. At this meeting the Finance Committee approved the Financing Transaction and authorized Mr. Wylie and Mr. Swank to execute the documents providing for the Financing Transaction.

Description of the 2006 Preferred Stock

      The following description provides the material terms of the 2006 Preferred Stock. For additional information about the Company's authorized securities, see "Description of Securities" under Proposal 2, on page ___ of this Proxy Statement.

      The 2006 Preferred Stock will consist of 1,736 authorized shares. Following the Financing Transaction, we expect all 1,736 of such authorized shares to be issued and outstanding with a stated value of $11,500 per share, of which 871 of the shares will be issued to Investors who have agreed to purchase these shares for cash, and 865 of the shares will be issued to Investors who have agreed to tender their shares of the 2005 Preferred Stock in exchange for shares of the 2006 Preferred Stock under the Securities Purchase Agreement.

      Exchange Provisions. At an Investor's option, each share of the 2006 Preferred Stock may be exchanged for shares of the common stock. Subject to limitations on ownership, each share of the 2006 Preferred Stock is exchangeable for the number of shares of the common stock equal to $11,500 divided by the exchange rate. The exchange rate initially is $1.15 and is subject to certain adjustments, including reduction if the Company makes certain dilutive issuances of equity securities in the future. The antidilution adjustment provides that if the Company sells shares of the common stock (or the rights to acquire the common stock) for a price lower than the then-current exchange rate, the exchange rate will be reduced to the weighted average price of the common stock issued after giving effect to the dilutive issuance.

      The Company also has the right to require the Investors to exchange their shares of the 2006 Preferred Stock if the trading price of the common stock achieves and remains at a price level of $2.875 per share and certain other conditions are satisfied. Upon a change of control (as defined) of the Company, shares of the 2006 Preferred Stock will automatically be exchanged for the right to receive either (1) the liquidation preference of the 2006 Preferred Stock of $13,800 per share or (2) the consideration which would have become payable in the change of control transaction to the holders of the 2006 Preferred Stock in respect of the shares of common stock underlying the 2006 Preferred Stock, whichever is greater. For purposes of the 2006 Preferred Stock, a "change of control" is defined to include only (i) the sale by the Company of all or substantially all of its assets or (ii) a merger, consolidation or other business combination where either (1) the Company is not the surviving entity or
(2) either the holders of the Company's capital stock immediately prior to the transaction have 50% or less of the voting rights of the surviving entity or own 50% or less of the outstanding voting securities of the surviving entity immediately following the transaction or the board of directors of the Company immediately prior to the transaction comprise 50% or less of the board of directors of the surviving entity. A change in ownership of the Company's outstanding capital stock is excluded from the definition of "change in control."

      We did not structure the definition of "change of control" for the purpose of discouraging a takeover of the Company. Rather, we defined "change of control" in this manner to ensure that the 2006 Preferred Stock would not become redeemable by the holders as a result of an event outside of the Company's control. We believe that under applicable accounting standards, this, together with the other terms and conditions of the 2006 Preferred Stock, will enable us to categorize the 2006 Preferred Stock as stockholders' equity on our balance sheet, which in turn will assist us in complying with the minimum stockholders' equity required by the AMEX in its continued listing criteria.

      Redemption. The Investors do not have the right to require the Company to redeem their shares of the 2006 Preferred Stock. The Company, however, has the right to redeem the 2006 Preferred Stock after the fifth anniversary of the completion of the Financing Transaction at a price equal to 120% of the issue price, or $13,800 per share.

      Dividends. Dividends do not accrue on the 2006 Preferred Stock unless and until the Company completes a transaction in the future that reduces the effective conversion price of the Company's Variable Rate Convertible Debentures due 2008 (the "Debentures") below the conversion price in effect upon the completion of the Financing Transaction (which will be $1.15), as a result of the operation of the antidilution rights of the holders of the Debentures, but only if at the time of the future transaction the reduction in conversion price affects Debentures having an aggregate principal amount of at least $1,000,000. Thereafter, dividends will accrue on the issued and outstanding shares of the 2006 Preferred Stock at the rate of 15% per annum and will be payable quarterly in arrears.

      Voting Rights. The holders of 2006 Preferred Stock will be entitled to vote on all matters submitted to a vote of the Company's stockholders, together with the holders of common stock, voting as a single class. The holders of 2006 Preferred stock will vote their shares on the basis of the number of shares of common stock into which the 2006 Preferred Stock is then exchangeable (subject to the applicable limitations on ownership described below). If, under the Delaware General Corporation Law, the holders of 2006 Preferred Stock are required to approve any action of the Company by separately voting as a class, the vote of the holders of at least 65% of the outstanding shares of the 2006 Preferred Stock is required to approve such action.

      Liquidation. The 2006 Preferred Stock shall be preferred over and senior to the common stock and any other class or series of capital stock created by the Company. Upon the occurrence of any event causing the liquidation of the Company or any change of control transaction (as defined) by the Company, the holders of then-outstanding shares of 2006 Preferred Stock will be entitled to receive, from the proceeds of such event or transaction, before any distribution is made to any other class or series of capital stock of the Company, an amount equal to the greater of (i) $13,800 per share of the 2006 Preferred Stock or
(ii) such amount per share of the 2006 Preferred Stock as would have been payable had each share been exchanged into common stock immediately prior to the event or transaction. If there are sufficient proceeds from the liquidation or change of control transaction (as defined) remaining after the distribution to the holders of the 2006 Preferred Stock, the remaining proceeds will be distributed ratably among the holders of the common stock.

      Anti-Dilution Adjustments to the Exchange Rate. The exchange rate of the 2006 Preferred Stock will be adjusted if the Company offers or sells any common stock or common stock equivalent securities at an effective price per share of less than the exchange rate of the 2006 Preferred Stock, which shall initially be set at $1.15. The exchange rate will not be adjusted, however, for the Company's issuance of common stock or common stock equivalent securities exercisable below the exchange rate if such issuance is limited to: (i) shares of common stock or options issued to employees, officers, directors or consultants pursuant to an equity plan approved by the stockholders; (ii) the exchange of exchangeable or convertible securities already outstanding as of the date of the Securities Purchase Agreement.

      Liquidated Damages. The Company may be required to pay liquidated damages to the Investors if the Company fails to timely comply with an Investor's request to exchange shares of the 2006 Preferred Stock for shares of the common stock or if the Company does not timely remove restrictive legends from certificates representing shares of the common stock when requested by the Investor and permitted by applicable law. The liquidated damages are payable in the amount of 1% per day of the issue price of the shares of the 2006 Preferred Stock subject to the Investor's request and are subject to an aggregate cap of 25% of the issue price paid by the Investor for the 2006 Preferred Stock (inclusive of any other liquidated damages payable by the Company in respect of the 2006 Preferred Stock). If the Company fails to timely issue shares of the common stock upon exchange or remove legends from shares of the common stock when requested by Investors and permitted by applicable law and the Investor purchases other shares of the common stock to settle the sale of shares of the common stock that were intended to be settled by shares of the common stock issuable upon exchange or the unlegended shares, then the Company may also be required to pay to the Investors the difference between the proceeds of sale of the shares of the common stock sold and the price paid for the other shares of the common stock purchased for settlement purposes.

Description of the Transaction Documents

      Securities Purchase Agreement

      The following summary sets forth the provisions of the Securities Purchase Agreement. The full text of the Securities Purchase Agreement is included in the Current Report on SEC Form 8-K we filed with the SEC on August 1, 2006.

      On July 27, 2006, the Company entered into a Securities Purchase Agreement with the Investors, under which the Company agreed to issue and sell to the Investors an aggregate of 1,735.4347 shares of the 2006 Preferred Stock. Of this total, the Company agreed to sell approximately 870.4348 shares of the 2006 Preferred Stock for cash at a price per share of $11,500 per share, which will result in gross proceeds of $10,010,000 to the Company. The Company agreed to issue the other 864.9999 shares of the 2006 Preferred Stock in exchange for all 3,975,000 currently outstanding shares of the 2005 Preferred Stock. Each share of the 2006 Preferred Stock will be exchangeable for 10,000 shares of the Company's common stock. For a discussion of the terms and conditions on which the Company and the Investors have agreed that the shares of the 2006 Preferred Stock may be exchanged, see the "Description of the 2006 Preferred Stock" section of this Proposal 1, above. Upon completion of the transactions set forth in the Securities Purchase Agreement, no shares of the 2005 Preferred Stock will be issued or outstanding, and 1,735.4347 shares of the 2006 Preferred Stock will be issued and outstanding. The shares of the 2006 Preferred Stock then issued and outstanding will initially be exchangeable, in the aggregate, for 17,354,347 shares of common stock.

      At the closing of the transactions set forth in the Securities Purchase Agreement, the Company will be required to deliver the following items to the
Investors:

      o     the executed Securities Purchase Agreement;

      o certificates evidencing the shares of the 2006 Preferred Stock purchased by each Investor or exchanged for each Investor's shares of 2005 Preferred Stock;

      o an executed Registration Rights Agreement (described below in this Proxy Statement) providing the holders of 2006 Preferred Stock with registration rights for the shares of common stock into which the 2006 Preferred Stock or Par Warrants are convertible or exercisable;

      o a copy of the certificate of amendment to the Company's charter establishing the rights, powers and preferences of the 2006 Preferred Stock;

      o     a legal opinion of the Company's counsel; and

      o a copy of the resolutions or consents authorizing the Company's execution of the Securities Purchase Agreement and related transactions.

      At the closing, the Investors must deliver to the Company the purchase price of the shares of 2006 Preferred Stock they are purchasing, if they are purchasing their shares for cash consideration, or the shares of the 2005 Preferred Stock they are exchanging for their shares of 2006 Preferred Stock. Additionally, the Investors must deliver to the Company executed copies of the Registration Rights Agreement.

      Each of the following Investors has agreed to purchase the Securities for cash for the purchase price set forth opposite its name in the table below:

                                                                            No. Shares
                                              Dollar     No. Shares 2006   Common Stock
                                              Amount     Preferred Stock  Underlying 2006
                  Name of Investor           Invested    to be Purchased  Preferred Stock
-----------------------------------------------------------------------------------------
SDS Capital Partners, L.P.                   2,990,000          260          2,600,000
Westfield Life Sciences Fund, L.P.             195,500           17            170,000
Westfield Life Sciences Fund II, L.P.        1,736,500          151          1,510,000
Westfield Microcap Fund, L.P.                   69,000            6             60,000
ProMed Partners, L.P.                          368,000           32            320,000
ProMed Offshore Fund, Ltd                       46,000            4             40,000
ProMed Offshore Fund II, Ltd                 1,092,500           95            950,000
New England Partners Capital, L.P.             750,000      65.2174            652,174
Nexus Medical Partners II S.C.A. SICAR         750,000      65.2174            652,174
MCF Navigator Master Fund, Ltd.                299,000           26            260,000
Camber Capital Fund, L.P.                      253,000           22            220,000
Robert Martin                                  253,000           22            220,000
Oliveira Capital                               253,000           22            220,000
Alan W. Steinberg, L.P.                        253,000           22            220,000
Valley Forge Investments, Ltd.                 253,000           22            220,000
Cipher 06, LLC                                 218,500           19            190,000
David B. Musket                                138,000           12            120,000
Guerrilla IRA Partners, L.P.                    46,000            4             40,000
Doug Schmidt                                    46,000            4             40,000
                                            ----------   ----------          ---------
TOTAL                                       10,010,000     870.4348          8,704,348
                                            ==========   ==========          =========

      Each of the following Investors has agreed to surrender the shares of 2005 Preferred Stock held by it in exchange for the issuance of 2006 Preferred Stock as set forth in the table below:

                                            No. Shares
                                                2005     No. Shares 2006    No. Shares
                                             Preferred   Preferred Stock   Common Stock
                                            Stock to be   to be Issued    underlying 2006
                  Name of Investor           Exchanged    upon Exchange   Preferred Stock
-----------------------------------------------------------------------------------------
ProMed Partners, LP                             144,000          31.3043        313,043
ProMed Partners II, LP                           11,000           2.3913         23,913
ProMed Offshore Fund, Ltd.                       24,000           5.2174         52,174
ProMed Offshore Fund II, Ltd                    596,000         129.5652      1,295,652
Advantage Advisors                               42,000           9.1304         91,304
Advantage Advisors Catalyst Intl. Ltd.           30,000           6.5217         65,217
Ridgecrest Partners Ltd.                         24,000           5.2174         52,174
Ridgecrest Partners L.P.                          4,000            .8696          8,696
Ridgecrest Partners QP, L.P.                    100,000          21.7391        217,391
Lagunitas Partners LP                           520,000         113.0435      1,130,435
Gruber & McBaine International                  160,000          34.7826        347,826
Jon D. and Linda W. Grubert Trust                60,000          13.0435        130,435
J. Patterson McBaine                             60,000          13.0435        130,435
Broadfin Healthcare Fund LP                      60,000          13.0435        130,435
Alpha Capital                                   120,000          26.0870        260,870
Fractal Holdings, LLC                            20,000           4.3478         43,478
North Sound Legacy International Ltd          1,440,000         313.9130      3,139,130
North Sound Legacy Institutional Fund LLC       560,000         121.7391      1,217,391
                                           ------------  ---------------  -------------
TOTAL                                         3,975,000         864.9999      8,649,999
                                           ============  ===============  =============

      The beneficial ownership percentages presented above have been determined in accordance with SEC Rule 13d-3 based on the number of shares of common stock outstanding on August 15, 2006 and in each case assumes that the Investor has exercised its Warrant in full. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on how beneficial ownership is determined.

            Representations and Warranties

      The Securities Purchase Agreement contains representations and warranties relating to our organization and qualification, including representations and warranties as to: the authorization and enforceability of the Securities Purchase Agreement; the absence of conflicts with the transactions contemplated by the Securities Purchase Agreement; our filings with the SEC; our legal and regulatory compliance; our authority and good standing to do business; and our maintenance of proper permits and registrations to perform our business operations.

      Further, we provided representations and warranties as to the operating of the Company's business, including representations and warranties covering: our subsidiaries, the absence of material changes in our business; litigation; our labor relations; title to our assets, including our real and personal property; our intellectual property; our insurance policies; transactions with our affiliates and our employees; our internal accounting controls; the absence of brokerage or other related fees; the applicability of anti-takeover provisions to the Company; our solvency; our tax status; our compliance with the Foreign Corrupt Practices Act; our compliance with environmental laws; and the absence of disagreements with our accountants and lawyers.

      We also provided the Investors with representations and warranties as to our securities, including: our capitalization; the authorization and validity of the Securities; our ability to sell the Securities in a private placement transaction; our status as a company that is not an investment company; registration rights granted by the Company; the trading market and maintenance of our registration on a trading market; our lack of disclosure of material non-public information to the Investors; the integration of the Investors' purchases with other offerings; our failure to have engaged in a general solicitation; our ability to register securities on Form SB-2; and our acknowledgement of the independent purchase of each Investor.

      The Securities Purchase Agreement also contains representations and warranties of each of the Investors, including representations and warranties as to: the organization, good standing and authority of each Investor; the Investor's understanding of the applicable restrictions on the sale of the Securities; the Investor's status as an accredited investor or qualified institutional buyer; the knowledge and experience of the Investor; the Investor's abstinence from short sale transactions in our common stock; the absence of a general solicitation by the Company to the Investor; and the compliance, by the Investor and its family members, with the laws of the United States.

            Transfer Restrictions and Dilution

      The Securities purchased under the Securities Purchase Agreement will be restricted securities which may only be transferred by the Investors pursuant to an effective registration statement or Rule 144 promulgated by the SEC under the Securities Act. Until the Company an effective registration statement covering the Securities is on file with the SEC or until the shares are transferred under Rule 144, the stock certificates evidencing the shares of 2006 common stock will bear a restrictive legend.

      The Company acknowledged in the Securities Purchase Agreement that the transactions contemplated thereby will cause significant dilution to the outstanding shares of common stock of the Company. The Company further acknowledged that taking the potential for significant dilution of the common stock into account, the Board determined in its good faith business judgment that the issuance of the 2006 Preferred Stock under the Securities Purchase Agreement was in the best interests of the Company and its stockholders.

            Additional Covenants

      In addition to our covenant to sell the Securities to the Investors, the Securities Purchase Agreement contains a number of covenants of the Company, including the following:

      o the Company will reserve for issuance upon conversion of the 2006 Preferred Stock common stock in an amount equal to 125% of the shares underlying the 2006 Preferred Stock;

      o the Company will timely file all reports required by the Exchange Act, in order to meet the requirements of Rule 144, even if the Company is no longer obligated to file such reports, until the Investors no longer own the Securities;

      o the Company will make available all financial information and press releases to the Investors;

      o as long as the Investors or their affiliates own, in the aggregate, at least 25% of the outstanding shares of the 2006 Preferred Stock, the Investors may appoint one person to observe meeting of the Board;

      o the Company will maintain in reserve a sufficient number of shares of common stock to issue shares of common stock to Investors or the holders of 2006 Preferred Stock upon the conversion of their shares of 2006 Preferred Stock;

      o the Company will make all filings required under the federal and state securities laws in order to comply with Regulation D promulgated by the SEC and each state's blue sky laws;

      o the Company and its directors, officers and employees will not enforce any rights under stockholder rights plans or similar plans;

      o the Company will not have provided the Investors with any material non-public information after the closing of the Securities Purchase Agreement;

      o the Company will use the proceeds of the sale of the 2006 Preferred Stock for working capital purposes, and will not use the proceeds to pay dividends (other than dividends on the 2005 Preferred Stock or 2006 Preferred Stock), pay for increased executive compensation (without prior Board approval) or loan to employees, officers or directors, purchase debt or equity securities, make any investment, or pay off any extraordinary debt of the Company;

      o the Company will reimburse the Investors for their expenses related to the Transaction Documents, in an amount of up to $50,000;

      o the Company will indemnify each Investor and its officers, directors, employees, agents and consultants against losses incurred as a result of a breach of our representations, warranties or covenants in the Securities Purchase Agreement and other related Transaction Documents;

      o the Company will apply to list the shares of common stock underlying Securities with the AMEX and to take all steps necessary to cause those shares to be listed for trading as soon as possible after the closing date;

      o after the completion of the Financing Transaction, and for so long as an Investor holds at least 25% of the Securities purchased, the Company will allow the Investor to participate in future equity financings (other than those equity financings that are expressly exempt from the right of participation) up to the greater of (i) 50% of the amount paid by the Investor to purchase the Securities and
            (ii) $11,500 multiplied by the number of shares of 2006 Preferred Stock held by the Investor, on the same terms and conditions as the other investors in the future financing, without obtaining the approval of the holders of at least 65% of the 2006 Preferred Stock;

      o from the date of the Securities Purchase Agreement and for as long as Investors or their affiliates own, in the aggregate, at least 25% of the 2006 Preferred Stock, the Company will not incur indebtedness (other than trade payables and installment loans incurred in the ordinary course of business), without obtaining the approval of the holders of at least 65% of the 2006 Preferred Stock, provided that the Company will be able to establish a line of credit secured by its accounts receivable in an amount of up to $1,000,000;

      o from the date of the Securities Purchase Agreement and for as long as any Investor or its affiliates beneficially owns any 2006 Preferred Stock, the Company will not repurchase, redeem or declare or pay any cash dividend on distribution on any shares of our capital stock or repay any indebtedness other than as required by its terms, without obtaining the approval of the holders of at least 65% of the 2006 Preferred Stock;

      o from the date of the Securities Purchase Agreement and for as long as any shares of the 2006 Preferred Stock are outstanding, the Company will not to take certain actions that could adversely affect the holders of the 2006 Preferred Stock;

      o the Company will allow Investors to transfer or assign the Securities held by the Investors provided that the transferee does not end up owning more than either 4.99% or 9.99% of the then-outstanding shares of common stock of the Company following the transfer;

      o for so long as any shares of 2006 Preferred Stock are held by any of the Investors, the Company will not consummate a merger, consolidation or sale of substantially all of the Company's assets without ensuring that the Company's successor assumes the obligations under the Securities Purchase Agreement or where consideration for the transaction is paid in cash or shares of a publicly traded company;

      o the Company will not pay consideration to any Investor to amend or consent to an amendment or waiver of any provision of a Transaction Document unless the same consideration is also given to all parties to the Transaction Documents; and

      o the Company will comply with all laws, ordinances and regulations of government entities applicable to the Company's business.

      Under the Securities Purchase Agreement, the Company agreed to prepare this proxy statement and file it with the SEC and to include in the proxy statement the recommendation of the Board of Directors that the stockholders approve our proposals to approve the Financing Transaction and increase our authorized shares of common stock. We agreed to solicit the approval of such proposals from our stockholders, and undertook to obtain such approval as promptly as practicable, but no later than October 31, 2006. The Company agreed not to withdraw or modify its recommendation to the Company's stockholders or seek financing proposals other than those allowed under the Securities Purchase Agreement.

      We agreed that the laws of New York would govern all questions concerning the construction, validity, enforcement and interpretation of the Securities Purchase Agreement and related documents.

            Closing Conditions

      Unless waived by an Investor, each Investor's obligation to purchase the Securities under the Securities Purchase Agreement is conditioned upon the following:

      o the accuracy in of the Company's representations and warranties contained in the Securities Purchase Agreement;

      o the Company's performance, satisfaction or completion of all its obligations, covenants and agreements prior to the closing date;

      o     the delivery by the Company of executed Transaction Documents;

      o the Certificate of Amendment to the Company's Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware;

      o there shall have been no material adverse change with respect to the Company since the date of the Securities Purchase Agreement;

      o the written confirmation of all holders of existing rights with respect to our securities, waiving protections that could cause such holders to block the sale of Securities under the Securities Purchase Agreement;

      o trading in the common stock shall not have been suspended by the SEC or the Company's principal trading market (the AMEX), nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Investor, makes it impracticable or inadvisable to purchase the 2006 Preferred Stock at the closing; and

      o the Company shall obtain and deliver any required third party consents.

            Unless waived by us, our obligation to issue and sell the Securities is conditioned upon:

      o the written confirmation of all holders of existing rights with respect to our securities, waiving protections that could cause such holders to block the sale of Securities under the Securities Purchase Agreement;

      o the accuracy of the representations and warranties of the Investors contained in the Securities Purchase Agreement;

      o all obligations, covenants and agreements of the Investors required to be performed at or prior to the Closing Date shall have been performed;

      o stockholder approval (which we are seeking at the Special Meeting) has been obtained in connection with transactions contemplated by the Transaction Documents; and

      o the delivery by the Investors of their respective subscription amounts.

            Consideration of Superior Alternative Financing Offers

      To induce the Investors to enter into the Securities Purchase Agreement and commit to provide funds for the Financing Transaction, we agreed that the Board will not (a) withdraw or modify its recommendation to the stockholders that they approve the Financing Transaction; (b) encourage, solicit, participate in or initiate discussions with or provide information to anyone in connection with an alternative equity financing, with certain permitted exceptions; and (c) approve or recommend any proposal that we receive for an alternative equity financing or enter into any agreement with respect to any proposed alternative equity financing.

      Notwithstanding these agreements, we reserved the following rights:

      o to participate in discussions for a proposed alternative equity financing if the proposed financing is a bona fide written proposal that was submitted on an unsolicited basis and our Board has determined that the proposed financing represents a transaction on better economic terms than the Financing Transaction, so long as we have notified each Investor of the proposed financing and identified its proponent within a specified time period; and

      o to withdraw or modify our approval or recommendation of the Financing Transaction and to approve or recommend a proposed financing on better economic terms, but only if we agree to pay to the Investors a cash amount calculated according to the terms described under "Description of the Transaction Documents - Securities Purchase Agreement," below. The purpose of the cash fee is to place the Investors in the position in which they would have been had the Financing Transaction been completed.

      The cash fee that the Company must pay each Investor upon the consummation of a superior alternative financing is equal to the sum of (i) the product of
(x) the number of shares of common stock underlying the shares of 2006 Preferred Stock that would have been issuable to each Investor upon the Investor's payment of the purchase price, multiplied by (y) the excess of: (I) the effective purchase price of the common stock issued in the superior alternative financing, in excess of (II) $1.15, plus (ii) the Investors' reasonable expenses (subject to a $50,000 maximum). If the superior alternative financing involves the sale of common stock, the effective purchase price of common stock issued in the superior alternative financing will be increased by $0.15 per share. The amount of the cash fee may substantially reduce the advantage of an alternative financing to us.

            Termination of Obligations under the Securities Purchase Agreement

      Either the Investors or we may terminate the Purchase Agreement if the closing of the Financing Transaction has not occurred within ten days after the Company obtains the approval of the stockholders for the transaction or November 20, 2006, whichever comes first.

      Form of Par Warrant

      The Securities Purchase Agreement places limitations on ownership on the Investors of either 4.99% of the total outstanding shares of common stock or 9.99% of the outstanding shares of common stock. To the extent that exchanging shares of the 2006 Preferred Stock for shares of common stock would violate these limitations on ownership of the common stock, the Company may issue a common stock purchase warrant (the "Par Warrant"), exercisable for the number of shares of the Company's common stock which exceeds the shares that the Investor could have acquired if not for the limitation on ownership.

      The following summary of the provisions of the Par Warrants should be read in conjunction with the full text of the form of Par Warrant which is included in the Current Report on SEC Form 8-K we filed with the SEC on August 1, 2006.

      Each Par Warrant will be exercisable for a purchase price of $0.001 per share for a period of 5 years from the date the Par Warrant is issued to Investors. The Par Warrants are exercisable by the holder at any time (subject to common stock ownership limitations) by delivering a Notice of Exercise Form to the Company in substantially the form attached to the Par Warrants, provided that the Investor delivers the original Par Warrant to the Company within three days of sending the Notice of Exercise to the Company. No Par Warrant exercise will be accepted by the Company if such exercise causes the common stock ownership of the Investor exercising the Par Warrant to exceed 4.99% or 9.99%, in either case the same limitation on common stock ownership set forth in the Securities Purchase Agreement as to such Investor. The Company will register the shares of common stock underlying the Par Warrants on the same registration statement as the other Securities and upon the terms set forth in the Registration Rights Agreement.

      Upon an Investor's exercise of his Par Warrant, the Company will deliver to the Investor a certificate representing the shares underlying the exercised Par Warrant within two trading days of the exercise date. If at any time the Company fails to deliver the common stock underlying the Par Warrant to an Investor upon the Investor's proper exercise of the Par Warrant, the Company will pay the Investor any difference in market price of such shares of common stock on the date the common stock should be delivered and the date the common stock is actually delivered to the Investor. Penalties under the Par Warrant are subject to the 25% cap on liquidated damages set forth in the Securities Purchase Agreement.

      The exercise price of the Par Warrants will be adjusted in the event of any stock dividends, stock splits, distributions of the Company's assets and pro rata distribution by the Company of convertible securities or instruments to holders of common stock. Additionally, in the event the Company undergoes a change of control (as defined), liquidation, share exchange or other fundamental transaction, the Par Warrant holder will have the right to receive the stock, cash or other property such holder would have received had the Par Warrant holder held the number of shares of common stock for which the Par Warrant is exercisable.

      The laws of New York would govern the construction and enforcement of the Par Warrants.

      Registration Rights Agreement

      Upon the closing of the Financing Transaction, the Company will enter into a registration rights agreement among the Company and the Investors (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company will agree to file (at the Company's expense) a registration statement on Form SB-2 (the "Registration Statement") with the SEC, registering for public resale the "registrable securities" consisting of the shares of the common stock that are issuable upon exchange of the shares of 2006 Preferred Stock to be issued to Investors in the Financing Transaction and the shares of common stock that are issuable upon exercise of the Par Warrants, should any Par Warrants be issued in lieu of common stock as a result of the ownership limits set forth in the Securities Purchase Agreement and the Certificate of Amendment. The Company is required to file the Registration Statement within 45 days of the closing of the Financing Transaction, and to use its best efforts to cause the registration statement to be declared as soon as practicable but no more than 120 days of the closing of the Financing Transaction.

      The Investors may require the Company to pay liquidated damages if the registration statement is not filed within 45 days of the closing date of the Financing Transaction, not declared effective within 120 days of the closing date, not continually effective for any period that exceeds 20 consecutive days or 30 aggregate days during any 12-month period, or if the common stock does not remain listed on an applicable stock exchange after the effective date of the Registration Statement. If any of the foregoing occurs, the Company may be required to pay each Investor liquidated damages for the period from the date on which such event occurs until the event is cured, at a monthly rate equal to 3% of the original issue price of the 2006 Preferred Stock, prorated for partial months based on the number of days in the month. The liquidated damages are subject to an aggregate cap of 25% of the issue price paid by the Investors for the shares of the 2006 Preferred Stock (inclusive of any other liquidated damages payable by the Company in respect of the 2006 Preferred Stock).

      The initial number of securities included in the Registration Statement and any increase in the number of registrable securities included therein shall be allocated pro rata among the Investors based on the number of registrable securities held by each Investor at the time the Registration Statement is declared effective by the SEC. If an Investor sells or otherwise transfers any of the Investor's securities to one or more of the other Investors, each transferee Investor shall be allocated a pro rata portion of the number of registrable securities included in such Registration Statement for such transferor Investor at the time of transfer. Any shares of common stock included in a Registration Statement that remain allocated to any Investor which ceases to hold any securities covered by the Registration Statement shall be allocated to the remaining Investors, pro rata, based on the number of registrable securities covered by the Registration Statement which are then held by such Investors.

      In the event that the SEC does not permit the shares of common stock underlying the Par Warrants (the "Warrant Shares") to be registered in the same Registration Statement as the shares of common stock issuable upon exchange of the 2006 Preferred Stock, the Company shall prepare and file with the SEC, as soon as practicable and in any event no later than the first issuance by the Company of any Par Warrants, an additional resale registration statement covering the resale of the Warrant Shares issuable upon exercise of any and all Par Warrants that the Company may issue from time to time.

      In connection with the Company's registration obligations hereunder, the Company is obligated, under the Registration Rights Agreement, to:

      o cause its officers, directors and counsel, and use its best efforts to cause its independent registered public accountants to respond to such inquiries as shall be necessary within the meaning of the Securities Act;

      o permit a single firm of counsel, to be designated by the Investors, a reasonable period of time to review any Registration Statement prior to filing;

      o prepare and file with the SEC any amendments to the Registration Statement required to keep the Registration Statement continuously effective; amend or supplement the prospectus as required; respond promptly to any comments received from the SEC; comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all registrable securities covered by the Registration Statement; and submit to the SEC a request for acceleration of the effectiveness of the Registration Statement if the SEC indicates it has no further comments on the Registration Statement;

      o register, and cause to remain registered, such number of shares of common stock on the Registration Statement as is sufficient to cover 125% of the registrable securities issued in the Financing Transaction or issuable upon exchange of the 2006 Preferred Stock;

      o notify the holders of registrable securities when: (i) a prospectus, prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (ii) the SEC notifies the Company whether there will be a review of the Registration Statement; (iii) there are any requests by the SEC or any federal or state government for more information; (iv) there is any stop order issued by the SEC suspending the effectiveness of the Registration Statement; (v) the financial statements become ineligible for inclusion in the Registration Statement; (vi) there is any occurrence or existence of a material corporate development that makes it contrary to the best interests of the Company to allow continued availability of the Registration Statement or prospectus thereto;

      o use its best efforts to avoid suspension, or lift any suspension, of the effectiveness of the Registration Statement;

      o provide a copy of the Registration Statement to each Investor upon request, without charge;

      o     deliver as many copies of the prospectus as each Investor requests;

      o use its best efforts to register or qualify the registrable securities for resale under the securities or "blue sky" laws of any jurisdiction upon request by an Investor;

      o cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the registrable securities to be delivered free of restrictive legends to a transferee pursuant to the Registration Statement;

      o within three days of effectiveness of the Registration Statement, deliver an opinion of legal counsel to the Company's transfer agent to facilitate the removal of restrictive legends from the Investors' stock certificates;

      o supplement or amend the Registration Statement and prospectus in the event either document contains an untrue statement of a material fact or omits a material fact necessary to make the statements in the Registration Statement not misleading;

      o list or designate for quotation the registrable securities on any U.S. national securities exchange or automated quotation systems on which securities of the Company of the same class or series are then listed or quoted;

      o     comply with all applicable rules and regulations of the SEC;

      o make available to the Investors, by filing a report under the Exchange Act or otherwise, an earnings statement covering the 12-month period beginning not later than the first day of the fiscal quarter following the effective date of the Registration Statement;

      o make available for inspection all pertinent financial and other records and pertinent corporate documents and properties of the Company as shall be reasonable for due diligence;

      o in the case of an underwritten offering, on the effective date of the Registration Statement, furnish an opinion of counsel and a letter of the Company's independent certified public accountant as is customary for an underwritten public offering; and

      o require each Investor to furnish a certified statement as to the number of shares of common stock beneficially owned and the person having voting and dispositive control over the shares.

      All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement shall be borne by the Company, whether or not any registrable securities are sold pursuant to the registration statement.

      The Registration Rights Agreements contain indemnification provisions that obligate the Company to indemnify and hold harmless each Investor and its directors, legal counsel and accountants and any underwriter for losses caused by (i) any untrue statement of material fact or omission of a material fact in the registration statement or any prospectus included therein, (ii) our violation of the Securities Act or the Exchange Act, or any rule or regulation thereunder relating to our acts or omissions in connection with the registration statement.

      The laws of New York are expected to govern the construction and enforcement of the Registration Rights Agreements. The Registration Rights Agreements also contain other customary terms found in similar agreements, including provisions concerning registration procedures.

      Placement Agent Agreements

      As described above, we engaged Musket Research Associates, Inc. ("MRA") and Roth Capital Partners, LLC ("RCP") as its placement agents in connection with the Financing Transaction, and we agreed to pay fees to MRA and RCP out of the proceeds of the Financing Transaction for their services, as follows:

      o MRA. We will (i) pay cash fees equal to 6.0% of the aggregate cash proceeds received from the MRA Contacts (as defined in the agreement between the Company and MRA) and (ii) issue common stock purchase warrants to purchase common stock at the same price per share as paid by the Investors in the Financing, exercisable for five years (the "Placement Agent Warrants") in that number equal to 5% of the number of the common stock equivalent securities actually purchased by MRA Contacts, and

      o RCP. We will (i) pay cash fees equal to the greater of (a) 6% of the amount raised by RCP from Existing RCP Investors and New RCP Investors (as defined in the agreement between RCP and the Company) and (ii) $100,000, as long as each of the Existing RCP Investors has either exercised its rights to receive the benefit of future preferential financing terms or has waived certain redemption and other rights pursuant to the waiver attached to the term sheet for the Financing, in each case as to all shares of the 2005 Preferred Stock purchased by the Existing RCP Investors from the Company on September 30, 2005, and (ii) issue Placement Agent Warrants in that number equal to 5% of the number of the common stock equivalents purchased by New RCP Investors.

      Accordingly, upon completion of the Financing Transaction, we expect to pay an aggregate of $610,600 in cash to MRA and RCP, and issue Placement Agent Warrants representing 370,000 shares of common stock to MRA (no Placement Agent Warrants will be issued to RCP).

      David Musket, a principal of MRA, agreed to invest, as an Investor in the Financing, $138,500 from the fees payable by the Company to MRA.

Interests of Directors and Executive Officers in Proposal 1

      One of our directors, Ed Snape, is a principal of the general partner of New England Partners Capital, L.P. ("NEP") and a director of the management company of Nexus Medical Partners II S.C.A., SICAR ("Nexus"), an affiliate of NEP and Nexus is an Investor. As noted above under "Discussions and Deliberations of the Finance Committee," although a member of our Board's Finance Committee, Mr. Snape did not participate in any of its discussions or deliberations, when he first indicated that NEP and its affiliates might have an interest in investing.

      As discussed above under "Summary of Terms of the Financing," 21 of the Investors currently are stockholders. With the exception of NEP, none of the Investors or their affiliates are directors or officers of ours.

Required Vote

      The affirmative vote of a majority of the outstanding shares of our common stock and preferred stock, voting together as a single class, which are present at the meeting and entitled to vote is required to approve this Proposal. If you select "Abstain" on your proxy card or you attend the meeting and abstain from voting, it will have the same effect as an "Against" vote.

      If the stockholders do not approve both Proposal 1 and Proposal 2, we will be unable to complete the Financing Transaction and will not receive any proceeds from the proposed sale of the Securities.

Board Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SALE AND ISSUANCE OF $19,947,500 OF 2006 PREFERRED STOCK, INCLUDING
  THE TERMS AND PROVISIONS OF THE 2006 PREFERRED STOCK THAT IS EXCHANGEABLE FOR
    SHARES OF OUR COMMON STOCK, TO CERTAIN INSTITUTIONAL AND OTHER INVESTORS,
                    INCLUDING HOLDERS OF OUR PREFERRED STOCK.

                                   PROPOSAL 2

APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO ADD A NEW CLASS OF PREFERRED STOCK AND TO INCREASE TO 65,000,000 THE NUMBER OF AUTHORIZED SHARES
                              OF OUR COMMON STOCK

NOTE TO STOCKHOLDERS: IF YOU DO NOT APPROVE BOTH OF PROPOSAL 1 AND PROPOSAL 2, WE WILL NOT BE ABLE TO COMPLETE THE FINANCING TRANSACTION AND WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF THE SECURITIES. AS A RESULT, WE ARE NOT LIKELY TO HAVE SUFFICIENT WORKING CAPITAL TO OPERATE OUR BUSINESS AND TO PROTECT OUR INVESTMENT IN OUR INTELLECTUAL PROPERTY. MOREOVER, ANY ALTERNATIVES TO THE FINANCING TRANSACTION MIGHT SUBSTANTIALLY DIMINISH THE VALUE OF OUR COMMON STOCK AND THUS YOUR INVESTMENT IN US. WE URGE YOU TO VOTE "FOR" THIS PROPOSAL.

Proposed Amendment to Our Certificate of Incorporation

      Our Certificate of Incorporation currently authorizes us to issue up to 70,000,000 shares of capital stock, 50,000,000 shares of which are common stock and 20,000,000 shares of which are preferred stock. Upon approval by our stockholders, Proposal 2 would amend the Company's Certificate of Incorporation in two respects:

      o to authorize us to issue up to 1,736 shares of the 2006 Preferred Stock for the purposes described in Proposal 1, and

      o to increase the number of shares of our common stock that we are authorized to issue to 65,000,000 from 50,000,000 shares.

      Additionally, the Certificate of Amendment will in effect cancel the shares of preferred stock that we issued on September 30, 2005 and that are to be surrendered by the holders of these shares and exchanged for shares of 2006 Preferred Stock in the Financing Transaction. Assuming the stockholders approve the Financing Transaction, when we file the Certificate of Amendment, we will remove the provision of our current Certificate of Incorporation that authorizes our Board to issue preferred shares with voting and preference rights as assigned by the Board. Therefore, if the stockholders approve Proposal 2 and if the Financing Transaction is completed according to its existing terms, we will be authorized to issue only 1,736 shares of our 2006 Preferred Stock, all of which will be issued and outstanding, and 65,000,000 shares of our common stock, 19,448,728 of which will be issued and outstanding (assuming we issue no additional shares of common stock issued after the record date of August 15, 2006, whether upon exercise of Anti-Dilution Securities or otherwise). The net result of these changes is that the total number of shares authorized by our Certificate of Incorporation will be 65,001,736, rather than 70,000,000.

      The preferred stock to be authorized by the Certificate of Amendment is the 2006 Preferred Stock. The Certificate of Amendment will provide for 1,736 shares of our 2006 Preferred Stock. The rights, preferences and privileges relating to our 2006 Preferred Stock are described at "Description of the 2006 Preferred Stock" above in Proposal 1, and the complete text of the Certificate of Amendment is annexed to this proxy statement as Appendix A.

      The additional shares of common stock to be authorized by adoption of the Certificate of Amendment will have rights identical to the currently outstanding shares of our common stock. Adoption of the proposed Certificate of Amendment and issuance of the common stock will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share.

      Currently, though our Board has no other plans to issue the additional shares of common stock, it desires to have the shares available to enable us to have a limited number of shares reserved and to provide additional flexibility to use common stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except to the extent required by applicable rules of the AMEX. These purposes may include raising capital, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other purposes.

      If our stockholders adopt the proposal, we could also use the additional shares of common stock that would become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or our management, although the number of shares is unlikely to be large enough to be effective in that regard. Nevertheless, it is possible that, without further stockholder approval, our Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board, and the number of shares so issued could result in a vote in favor of our current Board. Although this proposal to increase the authorized common stock and permit the issuance of the 2006 Preferred Stock has been prompted by the business and financial considerations described in this proxy statement and not by the threat of any hostile takeover attempt, stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      If the Certificate of Amendment is adopted, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

Purpose of Amendment

      We are asking our stockholders to approve the proposed Certificate of Amendment because we require stockholder approval:

      o to authorize the shares of 2006 Preferred Stock necessary for the Financing Transaction; and

      o to authorize the shares of our common stock necessary for us to comply with obligations we will undertake as part of the Financing Transaction.

The Financing Transaction requires that the stockholders authorize the 2006 Preferred Stock. In addition, upon completion of the Financing Transaction we will become subject to obligations to keep reserved for future issuance to the Investors or their assignees the number of shares of our common stock that we have agreed to keep reserved. In general, when we agree to issue securities that are exchangeable or exercisable for shares of our common stock, the security holders require that we reserve for issuance 125% of the underlying shares. We agreed to do so in the Securities Purchase Agreement pursuant to which the Financing Transaction is to occur.

      We also believe that the elimination of our existing preferred stock that delegates to our Board the authority to assign preferences and voting rights prior to issuance will be in the best interests of our stockholders, because it will remove the possibility that any new class of stock with rights senior to our common stock can be issued.

      The following table shows the calculation of the number of shares of our common stock that we will be required to reserve for issuance under the applicable provisions of our outstanding securities, as well as the Securities Purchase Agreement and Registration Rights Agreement in connection with the proposed Financing Transaction referred to in Proposal 1, assuming that the Financing Transaction is consummated in accordance with its terms. The table includes, in the case of shares required for issuance of securities to investors prior to 2006, 2,078,865 shares of our common stock that will become issuable as a result of the repricing of certain of our outstanding convertible notes and warrants as a consequence of the Financing Transaction. We are obligated under existing agreements to reserve 125% of those shares and to cause additional shares to be authorized if a sufficient number of reserved shares has not been set aside.

                        Common Stock as of June 30, 2006
                        --------------------------------

      Shares authorized                                        50,000,000
      Shares outstanding                                       19,448,728
                                                               -----------
      Shares available for issue                               30,551,272

      Shares reserved for issue on exercise of:
           outstanding options                                 (2,423,787)
           outstanding non-investor warrants                     (970,000)
                                                               -----------
                                                               27,157,485

      Shares required for issuance of
           securities issued to investors prior to 2006        (8,313,130)
      Additional shares agreed to be reserved
           for the holders of such securities                  (2,078,283)
                                                               -----------
                                                               16,766,072

      Shares required for issuance under the 2006 Preferred
           Stock in the Financing Transaction                 (17,354,347)
      Additional shares agreed to be reserved
           for the holders of the Securities                   (4,338,587)
                                                               -----------
                                                               (4,926,862)

      Accordingly, because the number of authorized shares is 4,926,862 fewer than the number of shares that we have agreed to reserve for issuance, we are asking our stockholders to authorize 15,000,000 additional shares of our common stock.

      If our stockholders approve Proposal 2, we will have authorized 10,073,138 shares of our common stock in excess of the number that is reserved for future issuance. Under the terms of our existing 2003 Omnibus Incentive Plan (previously approved by the stockholders), we may issue options for 807,213 shares that have not yet been reserved for issuance. It is possible that existing optionees may permit their granted options to expire, and upon expiration the shares reserved for those options would become available for future grants. Nevertheless, for planning purposes we assume that when we reserve these 807,213 shares, it will reduce the number of authorized but unissued shares of our common stock to 10,073,138 shares.

Effect of Amendment

      Under our current Certificate of Incorporation we are authorized to issue up to 20,000,000 shares of preferred stock. Our preferred shares are to have such preferences as to voting rights as our Board may assign to them prior to issuance. If the preferred shares have been assigned voting rights, then each holder is to have one vote per share that was issued to that holder. The preferred shares are entitled to those preferences in liquidation that have been assigned.

      When filed, the Certificate of Amendment will eliminate the delegation to our Board to assign preferences and voting rights for preferred shares and will eliminate all preferred shares other than the 2006 Preferred Stock. Assuming that all Investors perform their obligations to pay for their shares, all of the authorized shares of 2006 Preferred Stock will be issued at the closing of the Financing Transaction, and no authorized but unissued shares will remain.

      For a more complete description of the rights of the holders of the 2006 Preferred Stock as to dividends, voting rights, preferences in liquidation and exchange rights, see "Description of the 2006 Preferred Stock" above under Proposal 1.

Required Vote

      To be approved, Proposal 2 must receive "For" votes from the holders of a majority of the shares of our preferred stock and our common stock that are outstanding on the record date. If you abstain from voting, it will have the same effect as an "Against" vote.

      If the stockholders do not approve Proposal 1 and Proposal 2, we will be unable to complete the Transaction and will not receive any cash from the proposed sale of the Securities.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND
  OUR CERTIFICATE OF INCORPORATION TO ADD A NEW CLASS OF PREFERRED STOCK AND TO
   INCREASE TO 65,000,000 THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

                                  OTHER MATTERS

      If any other matters are properly brought before the Special Meeting, your proxy may be voted by the proxies in such manner as they deem proper. At this time, we do not know of any other matters that will be presented at the Special Meeting.

                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
                           AT THE 2007 ANNUAL MEETING

      Section 5 of Article II of our By-laws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice to the Secretary or an Assistant Secretary at the principal executive office of the Company. Any such notice must be received (i) not less than 30 nor more than 90 days prior to the annual meeting, if clause (ii) is not applicable, or (ii) not less than 10 days before the date of the meeting if less than 40 days' notice of the date of the meeting is given by the Company. The stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the certificate of incorporation or the by-laws of the Company, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business, (c) the number of shares of common stock that are owned by such stockholder and (d) any material personal interest of the stockholder in such business. The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the by-laws.

      Any proposal that a stockholder desires to have included in the proxy statement for the 2007 annual meeting of stockholders must be received by us no later than December 26, 2006 and must comply with the other applicable requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended.

                                                                      APPENDIX A

                              DIOMED HOLDINGS, INC.

                           ---------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           ---------------------------

         Pursuant to Section 242 of the Delaware General Corporation Law

                           ---------------------------

      Diomed Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of the Corporation (hereinafter called the "Corporation") is Diomed Holdings, Inc., a corporation organized and now existing under the General Corporation Law of the State of Delaware ("DGCL").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is Article FIFTH.

      FOURTH: This Certificate of Amendment is being filed:

      (1) to authorize the Corporation to issue from the Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share, that are authorized by the Certificate of Incorporation (the "Authorized Preferred Stock") a new series of Authorized Preferred Stock, which shall be in addition to the Preferred Stock created under the Certificate of Designations of the Corporation filed with the Secretary of State of the State of Delaware on September 30, 2005, and which shall have the voting powers (if any), designations, preferences and relative, participating, option or other special rights and the qualifications, limitations and restrictions as set forth in the amendment to Article FIFTH set forth below;

      (2) to increase the number of shares of common stock, par value $0.001 per share, that are authorized by the Certificate of Incorporation to 65,000,000; and

      (3) to delete from the authorized capital stock of the Corporation all shares of the preferred stock other than the Authorized Preferred Stock.

      FIFTH: The Certificate of Incorporation is hereby amended by amending and restating Sections 1 and 2 of Article FIFTH thereof in their entirety as follows and inserting thereafter the following new text:

            Section 1. Authorized Capital. The aggregate number of shares and the amount of the total authorized capital of this Corporation shall consist of 65,001,736 shares, of which 65,000,000 shall be common stock, $.001 par value, and 1,736 shall be preferred stock, $.001 par value.

            Section 2. Share Status. All common shares will be equal to each other, and when issued, shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. Each holder of a common share of record shall have one vote for each share of stock outstanding in his or her name on the books of the Corporation and shall be entitled to vote said stock.

            Section 2A. 2006 Preferred Stock. All of the one thousand seven hundred thirty-six (1,736) shares of the Authorized Preferred Stock of the Corporation which are authorized but unissued shares shall hereby be designated Series 2006 Preferred Stock, par value $0.001 per share (the "2006 Preferred Stock"), and shall possess the voting powers (if any), designations, preferences and relative, participating, option or other special rights and the qualifications, limitations and restrictions set forth below. The face amount (the "Face Amount") shall be Eleven Thousand Five Hundred Dollars ($11,500) per share of 2006 Preferred Stock.

      1. Dividends. The holders of outstanding shares of 2006 Preferred Stock (each a "Holder" and collectively, the "Holders") shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of lawfully available funds cumulative dividends ("Dividends") as set forth below. No Dividends shall accrue or become payable unless and until a Dividend Commencement Event shall occur. For purposes hereof, the term "Dividend Commencement Event" shall mean the consummation by the Corporation, from and after the Closing Date (as defined in the Securities Purchase Agreement, dated as of July 27, 2006, between the Corporation and those Purchasers signatory thereto (the "Securities Purchase Agreement")), of a transaction (other than the issuance and sale of the 2006 Preferred Stock) that reduces the price (the "Conversion Price") at which common stock, par value $0.001 per share, of the Corporation (the "Common Stock"), shall become issuable upon conversion of the Debentures (as defined in the Securities Purchase Agreement) pursuant to the provisions of Section 5(b) thereof; provided, that such reduction in the Conversion Price takes effect for Debentures that are outstanding in the aggregate principal amount of at least One Million Dollars ($1,000,000). From and after the date of a Dividend Commencement Event, Dividends shall accrue at the rate of Fifteen Percent (15%) per annum, and shall be payable (pro rata over the applicable period, if less than a full quarterly period) (i) quarterly in arrears as of the end of each fiscal quarter of the Corporation (payable on the first business day of the subsequent fiscal quarter of the Corporation), for so long as shares of 2006 Preferred Stock are outstanding, (ii) upon the date of (1) the consummation of a Liquidating Event pursuant to Section 3 of this Article FIFTH or (2) exchange by the Holder pursuant to Section 4 below or by the Corporation pursuant to Section 6 or 7 of this Article FIFTH or (iii) upon the redemption by the Corporation pursuant to
Section 8 of this Article FIFTH (as applicable, the "Dividend Payment Date"). Such Dividends shall be cumulative so that if Dividends in respect of any previous or current quarterly Dividend period shall not have been paid or declared and a sum sufficient for the payment thereof has not been set aside by the Corporation, the deficiency shall first be fully paid before any Dividend or other distribution shall be paid or declared and set aside for the Common Stock. Dividends shall be payable in cash only.

      2.    Voting.

            (a) Except as otherwise expressly provided elsewhere in the Certificate of Incorporation or as otherwise required by the DGCL, (i) each share of 2006 Preferred Stock shall be entitled to a number votes equal to the number of shares of Common Stock into which such share of 2006 Preferred Stock, on the record date for the determination of stockholders entitled to vote on all matters submitted to a vote of the stockholders of the Corporation would be exchangeable pursuant to Section 4 of this Article FIFTH (subject to the Limitations on Ownership (as defined in Section 4(a)), and (ii) the holders of shares of 2006 Preferred Stock and Common Stock shall vote together (or consent in writing in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

            (b) The Corporation shall provide each holder of 2006 Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled (i) to receive payment of any Dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of 2006 Preferred Stock, at least 15 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

            (c) To the extent that under the DGCL the vote of the holders of the 2006 Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least 65% of the shares of the 2006 Preferred Stock at the time issued and outstanding (the "Required Holders") present in person or by proxy at a duly held meeting at which a quorum is present or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.

      3.    Liquidation.

            (a) The 2006 Preferred Stock shall be preferred over and senior to the Common Stock and any class or series of capital stock of Corporation hereafter created as to the assets of the Corporation available for distribution to its stockholders upon the occurrence of any Liquidating Event (as defined below), whether voluntary or involuntary, or from the net proceeds from a sale, lease, exchange or other disposition of the assets of the Corporation in connection with a Change of Control (as defined in Section 7 of this Article FIFTH) (in any such case, the "Proceeds"). In the case of any Liquidating Event (as defined below) or Change of Control, upon the consummation of such Liquidating Event or Change of Control, all then-outstanding shares of 2006 Preferred Stock shall be extinguished automatically and in lieu of such shares of 2006 Preferred Stock the holders of the 2006 Preferred Stock so extinguished shall be entitled to receive out of the Proceeds, and before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation hereafter created (but following distribution of Proceeds to repay the Corporation's obligations under the Debentures and the Corporation's Preferred Stock issued on September 30, 2005 (the "2005 Preferred Stock"), an amount equal to the greater of: (i) Thirteen Thousand Eight Hundred Dollars ($13,800) per share of 2006 Preferred Stock, plus all accrued and unpaid Dividends thereon, if any, whether or not earned or declared, up to and including the date full payment shall be tendered to the holders of the 2006 Preferred Stock with respect to such Liquidating Event (which amount per share shall be payable in cash) and (ii) such amount per share of 2006 Preferred Stock as would have been payable had each such share been tendered by the Holder thereof for exchange into Common Stock pursuant to
Section 4 of this Article FIFTH (without giving effect to the Limitations on Ownership (as defined in Section 4(a) of this Article FIFTH)) immediately prior to such Liquidating Event (which amount per share shall be payable in cash, securities and/or other property in the same amount and proportion as would be paid to the holders of Common Stock) (as applicable, the "Liquidation Preference").

            (b) If, upon any Liquidating Event or Change of Control, the Proceeds available for distribution to the holders of the 2006 Preferred Stock shall be insufficient to permit payment to such Holders of the full preferential amounts as provided for above, then such Holders shall share ratably in any distribution of available assets according to the respective amounts which would otherwise be payable with respect to the shares of 2006 Preferred Stock held by them upon such Liquidating Event or Change of Control distribution if all amounts payable on or with respect to said shares were paid in full, based upon the aggregate liquidation value of all 2006 Preferred Stock outstanding immediately prior to such Liquidating Event or Change of Control.

            (c) After such payment shall have been made in full to the holders of the 2006 Preferred Stock, the remaining Proceeds shall be distributed ratably among the holders of the shares of Common Stock.

            (d) The amounts to be paid or set aside for payment as provided above in Section 3(a) of this Article FIFTH shall be proportionately increased or decreased in inverse relation to the change in the number of outstanding shares resulting from any consolidation or combination of capital stock, stock split, stock dividend, subdivision of shares, recapitalization, reclassification or similar event.

            (e) Liquidating Event. Any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, other than in connection with a Change of Control shall be considered a "Liquidating Event" and shall entitle the holders of the 2005 Preferred Stock, the 2006 Preferred Stock and the Common Stock to receive promptly after the Corporation's realization thereof, in cash, securities or other property, those amounts specified in
Section 3(a) of this Article FIFTH in accordance with the terms thereof.

      4.    Holder's Right to Exchange 2006 Preferred Stock for Common Stock.

            (a) Subject to the applicable Limitations on Ownership (as defined below) at any time and from time to time, the Holder may tender any whole number of shares of 2006 Preferred Stock held by it in exchange for a number of fully paid and non assessable shares of Common Stock per share of 2006 Preferred Stock determined in accordance with the following formula (the "Exchange Formula"):


      Face Amount of Shares Tendered for Exchange
      -------------------------------------------
                     Exchange Rate


      Where:

      "Exchange Rate" shall mean $1.15, subject to adjustment as set forth in
      Section 5 of this Article FIFTH.

      The following provisions shall also apply: Unless a Holder has delivered to the Corporation written notice prior to the Closing Date (as defined in the Securities Purchase Agreement) or at least sixty-one (61) days prior to the effective date of such notice that the Limitations on Ownership (as defined below) shall not apply to such Holder, in no event shall a Holder have the right to exchange shares of 2006 Preferred Stock into, nor shall the Corporation issue to such Holder, shares of Common Stock, or to dispose of or vote any shares of 2006 Preferred Stock, to the extent that such exchange, disposition or voting would result in the Holder and its affiliates together beneficially owning more than (a) with respect to those Holders identified on Schedule 4.17A of the Securities Purchase Agreement, 4.99% of the then issued and outstanding shares of Common Stock, or (b) with respect with respect to those Holders identified on
      Schedule 4.17B of the Securities Purchase Agreement, 9.99% of the then issued and outstanding shares of Common Stock (each, a "Limitation on Ownership," and together, the "Limitations on Ownership"); provided, that, if and to the extent that the Limitation on Ownership applicable to any Holder would otherwise be violated by the issuance of shares of Common Stock as aforesaid, the Corporation may issue to such Holder a Common Stock purchase warrant (a "Par Warrant"), in substantially the form attached as Exhibit E to the Securities Purchase Agreement, exercisable for the purchase at $0.001 per share (or the then-current par value of the Common Stock, if other than $0.001 per share) of that number of shares of Common Stock constituting the excess of the amount which would otherwise be issuable but for the Limitations on Ownership less that number of shares of Common Stock issued to such Holder in compliance with the applicable Limitation on Ownership. Notwithstanding the foregoing, in no event shall SDS Capital Group SPC, Ltd. have the right to exchange shares of 2006 Preferred Stock into, and in no event shall the Corporation issue to SDS Capital Group SPC, Ltd., shares of Common Stock, or to dispose of or vote shares of Common Stock, to the extent that such exchange, disposition or voting would result in SDS Capital Group SPC, Ltd. and its affiliates together beneficially owning more than 9.99% of the then outstanding shares of Common Stock. For purposes of this Section 4.17, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

      Furthermore, if on the Exchange Date (as defined in Section 4(b) of this Article FIFTH), the Common Stock is listed on a Trading Market (as defined in Section 4(e) of this Article FIFTH) and the rules of such Trading Market require that any shares of Common Stock to be issued by the Corporation must first be listed for trading or exchange with such Trading Market, then the Holder's right to exchange the 2006 Preferred Stock shall be conditioned on the listing with such Trading Market of the shares of Common Stock sought to be issued upon exchange by the Holder, and limited to the number of shares of Common Stock then listed on such Trading Market which are available for issuance upon the exchange of the 2006 Preferred Stock.

            (b) The Holders may exercise their exchange right under Section 4(a) of this Article FIFTH by providing written irrevocable notice to the Corporation (the "Exchange Notice"), substantially in the form of Exhibit A hereto (and, if the 2006 Preferred Stock is in certificated form, surrendering to the Corporation along with the Exchange Notice the Holder's stock certificate(s), with stock power(s) endorsed in blank, representing the 2006 Preferred Stock tendered for exchange), in accordance with Section 14 of this Article FIFTH, which Exchange Notice shall be deemed given and effective on the date (the "Exchange Date") as provided under Section 14 of this Article FIFTH. Upon receipt by the Corporation of an Exchange Notice from a Holder (the "Exchanging Holder"), the Corporation shall promptly send, via facsimile, a confirmation to such Exchanging Holder stating that the Exchange Notice has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such exchange and the name and telephone number of a contact person at the Corporation regarding the exchange.

            (c) Upon delivery of an Exchange Notice, the Corporation (itself, or through its transfer agent) shall, no later than the second Trading Day following the Exchange Date (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Exchanging Holder or its nominee that number of shares of Common Stock issuable upon exchange of such shares of 2006 Preferred Stock being exchanged. Notwithstanding the foregoing, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon the exchange to the Exchanging Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, and the 2006 Preferred Stock is in certificated form, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon exchange. Further, if the 2006 Preferred Stock is in certificated form, an Exchanging Holder may instruct the Corporation to deliver to the Exchanging Holder physical certificates representing the Common Stock issuable upon the exchange in lieu of delivering such shares by way of DTC Transfer.

            (d) The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the exchange of the 2006 Preferred Stock hereunder.

            (e) If any exchange of 2006 Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of 2006 Preferred Stock being exchanged pursuant to a given Exchange Notice), such fractional share shall be payable in cash based upon the ten day VWAP (as defined below) of the Common Stock at such time, and the number of shares of Common Stock issuable upon exchange of the 2006 Preferred Stock shall be the next lower whole number of shares. For purposes of the foregoing, "VWAP" means, for any Trading Day, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date on the OTC Bulletin Board; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of the 2006 Preferred Stock and reasonably acceptable to the Corporation, where "Trading Day" means a day on which the Common Stock is traded on a Trading Market, and "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

            (f) In the case of any dispute with respect to an exchange, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (ii) above. If such dispute involves the calculation of the Exchange Rate, and such dispute is not promptly resolved by discussion between the Exchanging Holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Exchange Notice. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Exchanging Holder of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (ii) above.

            (g) Upon the exchange of any shares of 2006 Preferred Stock, all amounts then accrued or payable on such shares hereunder (including, without limitation, any Dividends, if any Dividends have accrued and have not been paid) or under the Securities Purchase Agreement or the Registration Rights Agreement (as defined in the Stock Purchase Agreement) through and including the Exchange Date shall be paid in cash by the Corporation.

            (h) If fewer than all shares of 2006 Preferred Stock held by an Exchanging Holder are tendered for exchange, then the Corporation shall record the cancellation of those shares which were tendered on its books and records (and, if the 2006 Preferred Stock is in certificated form, shall issue in due course one or more new stock certificates representing those shares held by the Exchanging Holder which remain issued and outstanding).

            (i) If, at any time, (i) an Exchanging Holder submits an Exchange Notice and the Corporation fails for any reason (other than because such issuance would exceed such Exchanging Holder's Limitations on Ownership) to deliver, on or prior to the fifth Trading Day following the expiration of the Delivery Period for such exchange, such number of freely tradable shares of Common Stock to which such Holder is entitled upon such exchange, or (ii) the Corporation provides written notice to any holder of 2006 Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue freely tradable shares of Common Stock upon exercise by any Exchanging Holder of its exchange rights in accordance with the terms of this Agreement (other than because such issuance would exceed such Holder's Limitations on Ownership) (each of (i) and (ii) being an "Exchange Default"), then, subject to the Liquidated Damages Cap (as defined in the Securities Purchase Agreement), the Corporation shall pay to the Exchanging Holder Liquidated Damages (as defined below) until the earliest to occur of (i) the date of the cure of such Exchange Default by the Corporation and (ii) the date when the Liquidated Damages Cap has been met, as the case may be. For purposes hereof, "Liquidated Damages" shall mean an amount in cash equal to 1% per day of the aggregate Issue Amount paid by the initial Purchaser of the shares of 2006 Preferred Stock for those such shares which are the subject of the Exchange Default, payable on demand by the Holder, as full liquidated damages and not as a penalty, provided, that the aggregate Liquidated Damages payable in respect of such shares of 2006 Preferred Stock shall in no event exceed the Liquidated Damages Cap.

            (j) Unless the Corporation has notified the Exchanging Holder in writing prior to the delivery by such Holder of an Exchange Notice that the Corporation is unable to honor requests for exchanges, if (i) (a) the Corporation fails to promptly deliver during the Delivery Period shares of Common Stock to an Exchanging Holder upon an exchange of shares of 2006 Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined below) and (ii) thereafter, such Exchanging Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Exchanging Holder of the unlegended shares of Common Stock (the "Sold Shares") which such Exchanging Holder anticipated receiving upon such exchange (a "Buy-In"), the Corporation shall pay such Exchanging Holder, in addition to any other remedies available to the Exchanging Holder, the amount by which (x) such Exchanging Holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such Exchanging Holder from the sale of the Sold Shares. For example, if an Exchanging Holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the Exchanging Holder $1,000. An Exchanging Holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such Holder pursuant to this provision. For purposes hereof, a "Legend Removal Failure" shall occur if the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder of 2006 Preferred Stock upon exchange of the 2006 Preferred Stock as and when required hereunder or under the Registration Rights Agreement and permitted by applicable law, and any such failure continues uncured for five business days after the Corporation has been notified thereof in writing by the Holder. The rights set forth in this Section 4(j) shall be in addition to the rights to seek payment set forth in Section 4(i) above.

      5.    Adjustments to Exchange Rate.

            (a) If at any time while shares of 2006 Preferred Stock are issued and outstanding, the Corporation proposes to offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce or be deemed to have made any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined below) (i) entitling any Person to acquire shares of Common Stock at an effective price per share less than the Exchange Rate (but excluding (A) shares of Common Stock or options issued to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the stockholders of the Company in any amount or outside of any such plan in an amount not to exceed 100,000 shares of Common Stock (or the equivalent thereof) in any fiscal year of the Company and (B) Existing Securities Rights (as defined in the Securities Purchase Agreement)) or
(ii) which would cause a reduction (whether by operation of an anti-dilution adjustment or otherwise) in the effective purchase price at which a holder of Common Stock Equivalents outstanding immediately prior to such issuance would be entitled to purchase shares of Common Stock (at any time after such issuance) upon the conversion, exchange or exercise of such Common Stock Equivalents, to a price below the Exchange Rate (in each case, such lower price, with respect to each class of securities being issued, the "Base Share Price" of such securities, and each such issuance a "Dilutive Issuance"), as adjusted hereunder, then upon consummation of the Dilutive Issuance, provided, that the holders of 2006 Preferred Stock have approved such Dilutive Issuance pursuant to
Section 4.27(j) of the Securities Purchase Agreement, the Exchange Rate shall be adjusted to the amount determined by the following calculation:

               (Fully Diluted Shares Outstanding Before x Base Share Price)
                                  + Total Consideration
 AER = ER x --------------------------------------------------------------------
                          Fully Diluted Shares Outstanding After

            Where:

            "AER" shall mean the adjusted Exchange Rate;

            "ER" shall mean the Exchange Rate in effect immediately prior to the consummation of the Dilutive Issuance;

            "Fully Diluted Shares Outstanding Before" shall mean the total number of shares of Common Stock outstanding immediately prior to the consummation of such Dilutive Issuance, assuming the issuance of all shares of Common Stock underlying Common Stock Equivalents (as defined below) then outstanding;

            "Common Stock Equivalents" shall mean any securities of the Corporation or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights"), whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, including without limitation the 2006 Preferred Stock and the 2005 Preferred Stock;

            "Total Consideration" shall mean the sum of all consideration received by the Corporation in the Dilutive Issuance, calculated pursuant to this Section 5(b)(iv) of this Article FIFTH; and

            "Fully Diluted Shares Outstanding After" shall mean the total number of shares of Common Stock outstanding immediately after the consummation of such Dilutive Issuance, assuming the issuance of all shares of Common Stock underlying Common Stock Equivalents then outstanding.

In each instance of an adjustment pursuant to the foregoing, such adjustment shall be made whenever Common Stock or Common Stock Equivalents are issued in a Dilutive Issuance. The Corporation shall notify each Holder that holds 2006 Preferred Stock in writing, no later than five (5) Trading Days following the consummation of a Dilutive Issuance, indicating therein the applicable issuance price and other pricing terms. For the avoidance of doubt, in no event shall the Exchange Rate after giving effect to the Dilutive Issuance be greater than the Exchange Rate in effect prior to such Dilutive Issuance, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur in connection with the Dilutive Issuance.

            (b) Effect on Exchange Rate of Certain Events. For purposes of determining the adjusted Exchange Rate under Section 5(a) of this Article FIFTH, the following will be applicable:

                  (i) Issuance of Purchase Rights. If, after the Closing Date (as defined in the Securities Purchase Agreement), the Corporation issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exchange Rate in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth above) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exchange Rate shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

                  (ii) Issuance of Convertible Securities. If the Corporation issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable (and whether in contravention of any restriction in this Certificate, the Securities Purchase Agreement or otherwise), and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exchange Rate in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing
            (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this clause (i) of above) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then for purposes of the next preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof was seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 7(b) of this Article FIFTH with respect to any Variable Rate Convertible Security, the Exchange Rate in effect at such time shall be readjusted to equal the Exchange Rate which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Exchange Rate shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                  (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (A) the amount of additional consideration payable to the Corporation upon the exercise of any Purchase Rights;
            (B) the amount of additional consideration, if any, payable to the Corporation upon the conversion, exercise or exchange of any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exchange Rate in effect at the time of such change shall be readjusted to the Exchange Rate which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                  (iv) Calculation of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor (in the case of an underwritten public offering, after deduction of all underwriting discounts or allowances) in connection with such issuance, grant or sale. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Corporation, purchase services from the Corporation or otherwise provide intangible consideration to the Corporation, the amount of the consideration other than cash received by the Corporation (including the net present value of the consideration expected by the Corporation for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities the class of which is listed for trading or exchange on a Trading Market, in which case the amount of consideration received by the Corporation will be the median bid and ask prices thereof on the Trading Market as of the date of receipt thereof by the Corporation. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Corporation therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exchange Rate shall be made pursuant to this
            Section 7 of this Article FIFTH for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The Corporation shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three business days after receipt thereof from the Corporation, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

      6.    Forced Exchange by Corporation.

            (a) So long as that number of shares of Common Stock into which the 2006 Preferred Stock is exchangeable hereunder are listed with or eligible to be traded on, as applicable, a Trading Market, if the VWAP equals or exceeds Two and One Half (2.5) times the Exchange Price (the "Trigger Price") for a period of at least thirty (30) consecutive Trading Days, the Corporation may force the Holders of 2006 Preferred Stock to exchange into that number of shares of Common Stock determined by the Exchange Formula some or all of the outstanding shares of 2006 Preferred Stock (a "Forced Exchange"), provided, that each of the following conditions (the "Required Conditions") shall have been met and shall at all times during the period beginning on the date on which the VWAP equals or exceeds the Trigger Price and ending as of the opening of business on the Forced Exchange Date (as defined in Section 6(b) of this Article FIFTH): (i) the Common Stock underlying the 2006 Preferred Stock included in such Forced Exchange Notice (including without limitation the Common Stock issuable upon exercise of any Par Warrants) is (1) covered by a valid Registration Statement which has been declared effective by the United States Securities and Exchange Commission and which remains effective at all times during such period and (2) is listed with or eligible to be traded on, as applicable, a Trading Market;
(ii) the number shares of Common Stock shares underlying the 2006 Preferred Stock to be exchanged in the Forced Exchange does not exceed the cumulative trading volume of the Common Stock for the thirty (30) consecutive Trading Days prior to such notice; (iii) the Corporation has not issued a Forced Exchange Notice within the sixty (60) days prior to the date of the Forced Exchange Notice; (iv) the Corporation has not filed, and has no plans to file, a registration statement with the Securities and Exchange Commission in connection with a proposed new equity financing in the sixty (60) days prior to or following the Forced Exchange Notice (as defined in Section 6(b) of this Article FIFTH); (v) all amounts, if any, then accrued and payable under the Transaction Documents (as defined in the Securities Purchase Agreement) shall have been paid; (vi) the Corporation shall have obtained such approval(s) of the Holders as may be required pursuant to Section 4.27 of the Securities Purchase Agreement; and (vii) the Corporation shall at the time not otherwise be in material breach or violation of any provision of the Transaction Documents.

            (b) Procedures for Forced Exchange. The Corporation may effect a Forced Exchange by providing written irrevocable notice to the Holders in any manner set forth in Section 14 of this Article FIFTH (a "Forced Exchange Notice") in such form as the Corporation shall approve, setting forth the number of shares of 2006 Preferred Stock subject to the Forced Exchange (and if less than all, the percentage of shares held by each Holder on a pro rata basis), the Exchange Rate then in effect, the Trigger Price, the date that the Forced Exchange is proposed to occur (which date shall be not less than Thirty (30) days following the effective date of the Forced Exchange Notice (the "Forced Exchange Date"), a certification from the Company that all of the Required Conditions have been met and remain satisfied as of the opening of business on the Forced Exchange Date, and such other information as the Corporation shall in its discretion determine. If any shares of 2006 Preferred Stock to be redeemed are held in certificated form, the Forced Exchange Notice shall also include instructions for Holders to surrender their shares, duly endorsed in blank, to the Corporation for redemption. On the Forced Exchange Date, all 2006 Preferred Stock to be exchanged in the Forced Exchange shall be exchanged for Common Stock (and/or, to the extent necessary to satisfy the Holder's applicable Limitations on Ownership, a Par Warrant) in accordance with the Exchange Formula.

      7. Exchange upon Change of Control. If there shall occur a Change of Control (as defined below), all issued and outstanding shares of 2006 Preferred Stock that are not the subject of a pending exchange under Section 4 or Section 6 of this Article FIFTH shall, automatically and without any other action required by the Holder or the Corporation, be exchanged for the right to receive the greater of (a) the Liquidation Preference of such shares, plus an amount equal to accrued but unpaid dividends, and (b) such cash, shares of stock, securities and/or other property as would have been issued or payable pursuant to the transaction effecting the Change of Control (the "Change of Control Consideration") in exchange for the shares of Common Stock issuable pursuant to
Section 6 of this Article FIFTH (assuming that the date that the Change of Control occurs is the Exchange Date and that all Required Conditions had been satisfied, and without giving effect to the applicable Limitations on Ownership) on an as-exchanged basis, without giving effect to the Limitations on Ownership, where the Change of Control Consideration shall be valued, if all or part thereof consists of property other than cash, at the value ascribed thereto by the Board of Directors in the Change of Control transaction and agreed by the Required Holders, which agreement shall not be unreasonably withheld or delayed. For purposes hereof, "Change of Control" shall mean the occurrence of either of the following events which is not deemed a Liquidating Event: the Corporation shall (i) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company); or (ii) merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case, in which the Corporation is not the surviving entity, or which results in either
(x) the holders of the voting securities of the Corporation immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Corporation immediately following such transaction or (y) the members of the board of directors or other governing body of the Corporation comprising fifty percent (50%) or less of the members of the board of directors of the Corporation immediately following such transaction.

      8.    Redemption by the Corporation.

            (a) Corporation's Optional Redemption Rights. From and after the fifth (5th) anniversary of the Closing Date, to the extent that the Holder has not exercised its exchange rights under Section 4(a) of this Article FIFTH with respect to such shares, the Corporation may redeem for cash any or all shares of 2006 Preferred Stock then outstanding (an "Optional Redemption") at a price (the "Optional Redemption Price") equal to One Hundred Twenty Percent (120%) of the Face Amount of the 2006 Preferred Stock being redeemed, together with any and all accrued and unpaid Dividends thereon. If the Corporation elects to redeem in an Optional Redemption less than all shares of 2006 Preferred Stock then outstanding, then the Corporation shall redeem shares of 2006 Preferred Stock pro rata, based on the total amount of shares to be redeemed and the proportion that the number of shares held by each Holder bears to the number of shares then held by all Holders.

            (b) Procedures for Optional Redemption by Corporation. The Corporation may effect an Optional Redemption by providing written irrevocable notice to the Holders in any manner set forth in Section 14 of this Article FIFTH (the "Optional Redemption Notice") in such form as the Corporation shall approve, setting forth the number of shares of 2006 Preferred Stock being redeemed (and, if less than all, the percentage of shares held by each Holder on a pro rata basis), the Optional Redemption Price, the date that the Optional Redemption is proposed to occur (which date shall be not less than Twenty (20) days following the effective date of the Optional Redemption Notice (the "Optional Redemption Date") and such other information as the Corporation shall in its discretion determine. If any shares of 2006 Preferred Stock to be redeemed are held in certificated form, the Optional Redemption Notice shall also include instructions for Holders to surrender their shares, duly endorsed in blank, to the Corporation for redemption. On the Optional Redemption Date, unless earlier tendered for exchange by the Holders pursuant to Sections 4(a) and 8(c) of this Article FIFTH, the Corporation shall issue payment of the Optional Redemption Price to the Holders and the Corporation shall record the cancellation of those shares which were so redeemed on its books and records (and, if the 2006 Preferred Stock is in certificated form, shall issue in due course one or more new stock certificates representing those shares held by the Holder which remain issued and outstanding).

            (c) Holders' Right to Exchange following Corporation's Optional Redemption Notice. For the first Twenty (20) days following the Holder's receipt of an Optional Redemption Notice and prior to the Optional Redemption Date, each Holder shall have the right to tender for exchange into Common Stock any or all shares of 2006 Preferred Stock held by it (including those that are the subject of the Optional Redemption Notice) in the manner set forth under Section 4(a) of this Article FIFTH.

      9. Uncertificated Shares. The shares of the 2006 Preferred Stock shall be uncertificated shares; provided, that, to the extent permitted by the DGCL, every Holder having uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation representing the number of shares owned of record by such Holder in certificated form if such Holder so requests.

      10. Cancellation of 2006 Preferred Stock. If any shares of 2006 Preferred Stock are exchanged for Common Stock, redeemed or repurchased by the Corporation, the shares so exchanged, redeemed or repurchased shall be canceled, shall return to the status of shares of authorized, but unissued, Authorized Preferred Stock and shall not be issuable by the Corporation as 2006 Preferred Stock.

      11. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a Holder under this Certificate of Incorporation (as payment of any Dividend or otherwise), such cash payment shall be made to the Holder within five business days after the earlier of (a) the date for such payment provided for in this Certificate of Incorporation or (b) delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer, including instructions therefor) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the Holder's claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

      12. Remedies Cumulative. The remedies provided in this Certificate of Incorporation shall be cumulative and in addition to all other remedies available under this Certificate of Incorporation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Incorporation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of 2006 Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or written threatened breach, that the holders of 2006 Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      13. Waiver. Notwithstanding any provision in this Certificate of Incorporation to the contrary, any provision contained herein and any right of the holders of 2006 Preferred Stock granted hereunder may be waived as to all shares of 2006 Preferred Stock (and the holders thereof) upon the written consent of the Required Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of 2006 Preferred Stock shall be required.

      14. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, Attn: Chief Executive Officer, Telephone: (978) 475-7771, Facsimile: (978) 475-8488, with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, Attn: William A. Newman, Esq., Telephone (212) 548-2160, Facsimile (212) 548-2170, and (ii) if to any Holder to the address set forth under such Holder's name on the books and records of the Corporation.

      SIXTH: The Certificate of Incorporation is hereby amended by amending and restating Section 6 of Article FIFTH thereof in its entirety as follows:

            Section 6. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the common stock, subject to the rights of the holders of the shares of the Authorized Preferred Stock that at the time are issued and outstanding. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation from stated capital of the Corporation, in cash or property, without the vote of the stockholders, in the manner permitted and upon compliance with limitations imposed by law.

      SEVENTH: This Certificate of Amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation issued and outstanding as of the record date for a special meeting of stockholders duly noticed and conducted on [_____________], 2006 in accordance with the By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by [_______________], its Secretary, on [____________________], 2006.



                                      DIOMED HOLDINGS, INC.



                                      By:
                                         --------------------------------------
                                      Name: [____________________]
                                      Title:   Secretary